VII Peaks Co-Optivist Income BDC II, Inc. 8-K

Exhibit 10.1

Client Agreement

I.	GENERAL ACCOUNT TERMS AND CONDITIONS

1.	INTRODUCTION

The terms and conditions of this Client Agreement (“Agreement”) will control the brokerage account and your Advisory Program Account you are opening with Wells Fargo Advisors, LLC (“WFA”) or Wells Fargo Advisors Financial Network, LLC (“WFAFN”) and any other brokerage account you open with us in the future. For purposes of this Agreement, WFA and WFAFN will be referred to as “Wells Fargo Advisors” or “WFA”. Each brokerage account you open is a margin brokerage securities account, unless otherwise prohibited by applicable law or the terms of a particular program or type of account, or unless you have requested the opening of only a cash account.

WFA will act as your introducing broker and First Clearing, LLC (“FCC”) will act as the broker that will carry the Account and extend credit on any margin purchases. References to WFA shall be deemed to include FCC and other agents with respect to services provided by such agents. If you have an Advisory Program Account or open a new Advisory Program Account in the future, WFA also will act as your investment adviser.

In consideration of WFA and FCC accepting and FCC carrying your Account, you agree to the terms and conditions of this Agreement. This Agreement includes the Signature Page(s), these terms and conditions and applicable disclosure documents related to your Account (“Account Disclosures”), together with any additions, amendments, or supplements to such documents. There may be additional terms, account disclosures or agreements, such as the Wells Fargo Online Access Agreement, which may be applicable to a particular feature, program, account or service related to your Account.

By signing the Signature Page(s), you agree to this Agreement and any additional terms, agreements or Account Disclosures we may provide you, which are incorporated into this Agreement by reference. If you open an Advisory Program Account after you execute this Agreement, you may be required to execute additional agreements specific to those Advisory Program Accounts.

DEFINITIONS

“You,” “Yours,” “the Undersigned,” and the “Account Holder” refer to the person(s) who sign the Signature Page(s) and enter into this Agreement with WFA.

“We,” “Our,” “Ours,” and “Us” refer to WFA or FCC, together with their affiliates. “Affiliate(s)” means any entity that is controlled by, controls or is under common control with WFA. Each Affiliate is a separate legal entity.

“Agreement” refers to this Client Agreement entered into between you and us regarding your Account together with any supplemental Advisory Program Account agreements.

“Account” means collectively or

individually any brokerage account and/or any Advisory Program Account you have with us, including any and all funds, money, Securities and/or Other Property that you have with WFA pursuant to this Agreement at any time.

“Securities and/or Other Property” means, but is not limited to, money, securities, financial instruments and commodities of every kind and nature and related contracts and options, distributions, proceeds, products, and accessions of all property.

“Advisory Program” means any investment advisory program currently offered by WFA and any investment advisory program WFA may create or offer in the future, in each case that is governed by the Advisers Act. “Advisory Program Account” means an Account that is governed by this Agreement.

“Disclosure Documents” means the Form ADV, Part 2 associated with each of the Advisory Programs offered.

“Discretionary” means you have authorized us or a third party to act on your behalf with respect to your Account.

“Manager” means any affiliated or unaffiliated investment adviser, including Wells Fargo Bank, N.A., who provides day-to-day investment management of the Account(s).

“Account Application” means the information about you and your investment objectives, risk tolerance and financial information relevant to a particular Account.

“Program Features” means the Program Features and Fee Schedule, which includes additional terms and conditions and the fee schedule applicable to each Advisory Program.

“Business Day” means Monday through Friday, excluding New York Stock Exchange holidays. “Bank Business Day” means Monday through Friday, excluding Federal holidays.

2.	OWNERSHIP, AUTHORITY, & AGENCY

By signing this Agreement, you certify that information you have provided to us is accurate and complete. You also certify that (a) you are of legal age to enter into contracts in the state where you live; (b) no one has any interest in the Account unless such interest is shown in the title of the Account; (c) you are not employed by a broker-dealer or other employer whose consent is required to open and maintain this Account by regulation or otherwise, unless such consent has been provided to us; (d) you are not a director, 10% beneficial owner, policy making officer, or otherwise an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of a publicly traded company, unless you have so indicated to us; and (e) you are not insolvent. You will immediately notify us in writing of any changes to these representations.

We and our Affiliates shall have the right at

our sole discretion to advocate judicially or administratively on your behalf where we suspect financial exploitation, dementia, or undue influence in the course of a transaction. Pending any judicial or administrative remedies, we shall have at our sole discretion the authority to pause or reject instructions for any such proposed transaction.

You appoint WFA as your agent for the purpose of carrying out your instructions, including those relating to the purchase or sale of securities. You assume all investment risk with respect to such transactions. All transactions will be executed only on your order or the order of your authorized representative(s), except as provided by this Agreement or otherwise agreed to. As your agent, we are authorized to establish relationships with clearing brokers and to appoint and use sub-agents. You authorize us and our sub-agents to, among other things, open or close brokerage accounts; establish a sweep bank deposit account for you or open bank accounts in your name for the Command Asset Program and the Command Asset Program for Business; maintain customer records; hold securities in bearer, registered, or book entry form; place and withdraw orders; and take other reasonable steps in connection with our duties. We may, at our sole discretion and without prior notice to you, refuse or restrict your orders. You understand that banks and other companies affiliated with us may be investment advisors or lenders to issuers whose securities we broker.

FCC carries your Account as clearing broker pursuant to a clearing agreement with us. We do not act as FCC’s agent, and you will in no way hold us, any of our Affiliates, or any officer, director, or agent of ours liable for any trading losses or other losses you incur.

Until we receive a written notice from you to the contrary, FCC may accept from us any instructions concerning your Account, without inquiry or investigation, including orders to purchase or sell Securities and/or Other Property on margin. Typically, we will send you notices concerning margin requirements and/or other matters related to your Account. However, if market conditions or time constraints require, or if FCC, at its sole discretion, determines it is appropriate, FCC may send notice directly to you with or without duplicate notice to us. For more information regarding the clearing agreement with FCC, please see the Disclosure of Clearing Agreement in the Account Disclosures.

3.	INFORMATION DISCLOSURES & CREDIT INVESTIGATIONS

You acknowledge that you have received a copy of the Wells Fargo Privacy Policy (“Privacy Policy”) brochure which describes Wells Fargo’s general policies regarding the use and sharing of information and the personal information provided to us in connection with the opening of an Account. We may use and share information about you, and you may “opt out” of certain types of information sharing, in accordance with those policies. You authorize us to obtain consumer credit and other reports from any consumer-reporting agency to obtain information necessary to open your Account or for any other purpose for so long as your Account is open or any amount is owed to us. Even if you opt out of information sharing with third parties for marketing purposes as described in the Privacy Policy brochure, and unless you separately object in writing, we may release your name, address, and security positions to the companies that issued such securities if requested by those companies.

We are required to make a reasonable determination and verification of your Account profile. Until such verification is complete, we may not be able to service and maintain your Account. By signing this Agreement, you consent to our obtaining background and/or credit reports necessary to comply with any federal or state statutes or industry regulations. We may request credit-reporting agencies for consumer reports of your credit history. Upon request, we will inform you whether we have obtained any credit reports and, if we have, we will inform you of the name and address of the credit-reporting agency. If you fail to fulfill the terms of your credit obligations, we may submit a negative credit report to a credit-reporting agency. Under the Fair Credit Reporting Act (the Federal law embodied in 15 U.S.C. § 1681 et seq.), you have the right to notify us if you believe we have reported inaccurate information about you or your Account to any consumer-reporting agency. Send your notice in writing to First Clearing Client Services, One North Jefferson Ave., St. Louis, MO 63103. Include your complete name, current address, Social Security number, telephone number, Account number, type of account, specific item or dispute, and the reason why you believe the information reported is in error.

You understand that if you are associated with another member or member organization, WFA may notify your employer in writing of your intention to open and/or maintain an account. We will transmit duplicate copies of confirmations and statements or other similar information with respect to the account, to your employing member as required by regulation.

4.	COMMUNICATIONS, RECORDING & MONITORING, STATEMENTS & CONFIRMATIONS

We will send communications to the mailing address we have on file for you, or to another address you may give us. We may also provide certain notices and other communications to you orally. You consent to our recording your telephone calls with us and monitoring your electronic communications with us without further notice. All communications we provide to you by mail, electronically or otherwise, shall be deemed personally delivered to you, whether you actually receive the communication or not.

We will provide you with an Account statement quarterly or monthly in the months in which activity occurs in your Account. You may elect to receive the monthly/quarterly statements for all your Accounts with a common mailing address together in a single mailing.

We will not send separate confirmations for the following transactions: (i) dividends or distributions which are credited or reinvested,

or transactions effected pursuant to a dividend reinvestment plan (“DRP”), (ii) shares of money market mutual funds which are purchased or redeemed, or as part of the Cash Sweep Program, or (iii) transactions effected pursuant to a periodic plan or automatic investment or withdrawal plan.

Your Account statements will reflect these transactions.

It is your responsibility to review all statements and confirmations delivered to you. Statements and confirmations shall be considered accurate unless you notify us in writing no later than ten (10) calendar days after receipt of statements or confirmations, that the information is inaccurate. Inquiries concerning the balance and positions in your Account should be directed to First Clearing Client Services, One North Jefferson Ave., St. Louis, MO 63103. All other inquiries and notices of inaccuracies concerning your Account and its activities should be directed in writing to the manager of the branch office at which your Account is maintained. Failure to notify us shall prevent you from later asserting that such transactions were unauthorized.

You agree to notify us promptly in writing of any change in your name, address, employment, or designation of Settlement Choice.

You expressly authorize your WFA designated Financial Advisor to contact you for purposes of evaluating and offering products and services that may be of interest by calling, faxing, writing, or emailing at the phone number(s), mailing address, and/or email address(es) listed in the Account Application or any additional or updated numbers, addresses, or email addresses that you may provide in the future. This authorization applies only to Wells Fargo Advisors; all other business units within Wells Fargo will remain bound to any solicitation preferences that have otherwise been requested by you with Wells Fargo. This authorization will remain in effect until it is specifically revoked by you by notifying the Financial Advisor with whom you are in contact. This authorization will not be affected by any subsequent solicitation preference requests you make of Wells Fargo generally.

5.	PRE-DISPUTE ARBITRATION AGREEMENT

This Agreement contains a pre-dispute arbitration clause. By signing an arbitration agreement, the Parties agree as follows. “Party” or “Parties” means you and WFA, together with their Affiliates, collectively:

●	All of the Parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which the claim is filed.

●	Arbitration awards are generally final and binding; a Party’s ability to reverse or modify an arbitration award is very limited. The ability of the Parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

●	The arbitrators do not have to explain

the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.

●	The panel of arbitrators typically will include a minority of arbitrators who were or are affiliated with the securities industry.

●	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

●	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Agreement.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

i)	the class certification is denied; or

ii)	the class is decertified; or

iii)	the client is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

With respect to controversies or disputes which may arise between you and WFA (and/or its clearing agent), (collectively “us”), under this Agreement concerning matters involving alleged violations of the Investment Advisers Act of 1940 (“Investment Advisers Act”) or applicable state investment advisory laws, it is understood that the Securities and Exchange Commission and various state securities regulatory agencies believe that an agreement to submit disputes to arbitration does not constitute a waiver of any rights provided under the Investment Advisers Act or applicable state investment advisory laws, including the right to choose a forum, whether by arbitration or adjudication, in which to seek the resolution of disputes.

It is agreed that all controversies or disputes which may arise between you and WFA, including controversies or disputes with WFA’s clearing agent (collectively, “us”), concerning any transaction or the construction, performance or breach of this Agreement or any other agreement between us, whether entered into prior to, on, or subsequent to the date of this Agreement, including any controversy concerning whether an issue is arbitrable, shall be determined by arbitration conducted before, and only before, an arbitration panel set up by the Financial Industry Regulatory Authority (“FINRA”) in accordance with its arbitration procedures. Any of us may initiate arbitration by filing a written claim with FINRA. Any arbitration under this Agreement will be conducted pursuant to the Federal Arbitration Act and the Laws of the State of New York. The state or federal statute of limitations, statute of repose, non claim statute or any other time bar that would be applicable to any claim filed in a court of competent jurisdiction shall be applicable to any claim filed in arbitration.

6.	PURCHASES & SALES

We may execute orders to purchase or sell Securities and/or Other Property on any exchange or market we select. You are responsible for keeping yourself informed, and we are under no obligation to keep you informed of developments in the markets concerning your Account. You acknowledge that Securities and/or Other Property held in your Account may carry with them valuable rights that may expire unless you take action. You will be solely responsible for knowing the rights, terms, and deadlines for taking action with respect to Securities and/or Other Property in your Account, and for taking action to realize the value of such Securities and/or Other Property. We have no obligation to notify you of the nature of such rights and terms, or of impending deadlines, expiration or redemption dates affecting such Securities and/or Other Property.

The standard cut-off time for mutual fund orders is 4:00 p.m. Eastern time. The market may close earlier on holidays or for unforeseen circumstances. You understand that mutual fund purchase orders that we receive and that are entered into our systems before the cut-off time will be priced as of that Business Day. Orders we receive after the cut-off time will receive pricing calculated on the next Business Day.

Stop and Stop Limit Orders

WFA currently permits the entry of “stop orders” or “stop limit orders.” These are orders that convert to market or limit orders, respectively, based on quotation prices meeting the trigger price in the stop or stop limit order. WFA does not currently permit the entry of “stop orders” or “stop limit orders” on bulletin board or “pink sheet” equities. WFA may change the types of orders offered to customers (including the types of orders that convert to market or limit orders based on market events) at any time.

Market Volatility, Market Orders and Limit Orders

I understand that, whether I place a market or limit order, I will receive the price at which my order is executed in the marketplace.

Particularly during periods of high volume, illiquidity, fast movement, or volatility in the marketplace, the execution price received may differ from the quote provided on entry of an order, and I may receive partial executions of an order at different prices. I understand that WFA is not liable for any such price fluctuations. I also understand that price quotes generally are for only a small number of shares as specified by the marketplace, and larger orders are relatively more likely to receive executions at prices that vary from the quotes or in multiple lots at different prices. I also understand that WFA may require limit orders for certain types of orders at certain times.

Securities may open for trading at prices substantially higher or lower than the previous closing price or the anticipated price. If I place a market order (whether during normal market hours or when the market is closed), I agree to pay or receive the prevailing market price at the time my market order is executed. I understand that the price I pay may be significantly higher or lower than anticipated at the time I placed the order. To avoid buying a security at a higher price and possibly exceeding my purchasing power, or selling it at a lower price than I desire, I understand my option to enter a limit order. I also understand that limit orders may not be executed at any particular time, or at all if there is not sufficient trading at or better than the limit price I specify. The WFA online site contains further information regarding order types and limitations, which I agree to read and understand before placing such orders. (For more information, please refer to the Investing Basics section under the Education tab.)

Bulletin Board/Pink Sheet Stocks

Bulletin board, pink sheet and other thinly-traded securities (“bulletin board stocks”) present particular trading risks, in part because they are relatively less liquid and more volatile than actively traded securities listed on a major exchange. I understand that bulletin board stocks may be subject to different trading rules and systems than other securities and that I may encounter significant delays in executions, reports of executions, and updating of quotations in trading bulletin board stocks. WFA in its sole discretion may only accept limit orders on certain bulletin board stock transactions. The Market Data supplied by WFA regarding bulletin board stocks is updated from time to time, but may not be current at any given point in time.

Order Handling

Certain orders may be subject to manual review and entry as part of WFA’s normal order handling process. I understand that these reviews may cause delays in the execution of my orders and may cause my orders to be executed at prices that are significantly different from the price quotes I obtained when I entered my order. WFA reserves the right in its sole discretion to decline to accept any order or to change its requirements for certain securities or classes of securities without advance notice. I authorize WFA to submit my orders jointly with other orders for other customers and I acknowledge that the average price for executions resulting from bunched orders will be assigned to my Account.

We may, at our sole discretion and without prior notice to you, prohibit or restrict your ability to trade or substitute Securities and/or Other Property in your Account. We cannot guarantee requests to cancel or modify an order. We may receive late and/or erroneous trade reports from the marketplace where your order is executed, which may result in an adjustment to your order or the information on a trade execution reported to you.

The firm discourages accounts that are solely established for the delivery and sales of over-the-counter bulletin board and pink sheet securities (non-listed equities). Accounts that are found to be used predominantly in this fashion may be subject to closure.

We shall not be liable in connection with entering, executing, handling, selling, or purchasing securities or orders for your Account except for gross negligence or willful misconduct on our part.

If I submit a mutual fund order and the Firm can reasonably determine that I am entitled to a sales charge waiver(s) for such order, I direct WFA to amend the transaction, such as convert the share class or cancel and purchase the mutual fund in the appropriate share class to receive such sales charge waiver(s). In so doing, WFA will not be exercising any discretion in connection with the account.

7.	CASH SWEEP PROGRAM & SETTLEMENT

Under the Wells Fargo Cash Sweep Program (“Sweep Program”), uninvested cash balances - for which no interest is otherwise earned or paid - in your Account are automatically swept into interest-bearing deposit accounts (“Bank Deposit Sweep”) or, if available, money market mutual funds or such other sweep arrangements made available to you (collectively “Cash Sweep Vehicles”), until these balances are invested by you or otherwise needed to satisfy obligations arising in connection with your Account. Eligibility for each available Cash Sweep Vehicle is determined by account type and can be obtained by contacting your Financial Advisor. For standard brokerage accounts, the Bank Deposit Sweep serves as the Cash Sweep Vehicle for eligible clients. For ineligible accounts and clients, uninvested cash balances will be placed in an available money market mutual fund.

Available money market mutual funds include those for which an affiliate of WFA provides investment management and other services. The Cash Sweep Program is described more fully in the Cash Sweep Program Disclosure Statement, which is included with this Agreement. The Cash Sweep Program Disclosure Statement and other information about the Cash Sweep Program are also available on wellsfargoadvisors.com/cashsweep.

DEFINITIONS

“Cash Sweep Vehicle” refers to the automatic deposit of uninvested funds in an Account into either the Bank Deposit Sweep or an available money market mutual fund or such other sweep arrangements made available to you.

The Cash Sweep Vehicle, free credit balance or linked bank deposit account are collectively referred to below as your “Settlement Choice.”

The Cash Sweep Vehicle will be used in connection with settlement of transactions in your Account, unless you select (if available) not to have a Cash Sweep Vehicle and instead select free credit balance or link your Account to a bank deposit account (collectively the Cash Sweep Vehicle, free credit balance or a linked bank account are referred to herein as the “Settlement Choice”) to be used in connection with settlement of transactions in your Account. WFA may, at its discretion, change or replace the available Settlement Choice. Except as provided elsewhere in this Agreement, WFA will give you advance notice of any such change in a Settlement Choice.

You authorize and direct us to invest or

deposit free credit balances, including dividends, interest, or other cash we receive for your Account, in your Settlement Choice within a reasonable time after receipt.

Proceeds from the sale of securities will be invested or deposited in your Settlement Choice following settlement, provided that the securities sold have been received in good deliverable form prior to the settlement date. Unless you instruct us otherwise, we will hold non-cash proceeds in your Account. Credit balances that are needed to settle a transaction or that are collateral for your obligations, such as a cash balance resulting from a short sale, will remain in your Account and will not be deposited or invested in your Settlement Choice.

You also authorize and direct us to automatically withdraw cash, redeem money market mutual fund shares, or sell securities maintained in your Settlement Choice or your Account when needed to settle a securities transaction or for any other purpose, such as to satisfy a debit balance, serve as collateral for a margin loan, short sale or option position, or to satisfy any other obligation to us in connection with your Account. If we fail to invest or deposit free credit balances according to this Agreement, our liability will be limited to the actual amount of the dividends or interest you would have earned had the free credit balances been invested or deposited in the appropriate Settlement Choice.

You will not purchase any security unless there will be sufficient funds in your Settlement Choice or Account by settlement date to make the required cash payment, unless your Account has been approved for margin privileges. You will not enter sell orders (except orders which you designate as a “short sale”) unless the security is presently in the Account and in good deliverable form or you will make good delivery of properly endorsed securities by settlement date.

When placing an order to sell short, you will designate it as such and authorize us to mark such order as “short.” When placing an order to “sell short against the box,” you will borrow the necessary stock to make delivery on the settlement date and the stock in your Account will be unavailable so long as such a short position remains open.

DEFINITIONS

“Short Sale” or “Selling Short” means selling a security that you do not own.

“Sell Short against the Box” means you own the security sold but borrow equivalent stock with which to make delivery of the sale.

We may, at our sole discretion, accept a purchase order without sufficient funds or a sell order without the Securities and/or Other Property being in good deliverable form in your Account, with the understanding that you will promptly submit payment or the Securities and/or Other Property to us. Any order, accepted and/or executed without sufficient funds, Securities and/or Other Property in the Account will be subject, at our sole discretion and without prior notice to you, to cancellation or liquidation for purchases or buy-in for sales. We may, at our discretion and without prior demand or notice to you, refuse to execute an order; or cancel, close, or liquidate at your risk any transaction, if settlement funds are not available or securities are not delivered. You will be responsible for all costs, commissions, and losses resulting from such actions including interest and costs of collection, and, without limit, reasonable attorneys’ fees. We may require an equity deposit or full payment before we accept an order. No Account may be closed before we have received all Securities and/or Other Property for which the Account is short and all your outstanding debts that you owe us for any reason.

For securities that may be called in part, First Clearing, LLC uses an impartial lottery process to determine which securities will be called. For more information about the lottery process, please visit www.wellsfargoadvisors.com under Legal Disclosures or contact your Financial Advisor to receive a written copy of the procedures.

8.	SECURITY INTEREST, INDEBTEDNESS, & LIQUIDATION

Except for ERISA and IRA Accounts, the Securities and/or Other Property that we or our Affiliates currently hold, hold in the future, carry, or maintain for you shall be subject to a lien, a continuing and perfected security interest, and a right of set-off for the discharge of any and all indebtedness or any other obligation you may have to us, and are to be held by us as security for the payment of any liability or indebtedness of yours to us in any of your Accounts held by us or any of our Affiliates. WFA will maintain a right to charge your Account for commissions, account fees or other fees that are normal and customary as part of this Agreement.

In connection with enforcing our lien, perfected security interest, or right of set-off, we may, at any time and without giving you prior notice, use, transfer or liquidate any or all of your Securities and/or Other Property in any of your Accounts held by us or any of our Affiliates in order to satisfy a debt or any other obligation you may have to us in your Accounts held by us or any of our Affiliates.

Such use, liquidation, or transfer may occur without regard to whether we have made any advances in connection with such Securities and/or Other Property and without regard to the number of Accounts you may have with us. Included within our right of enforcement, we shall have the sole discretion to determine which Securities and/or Other Property are to be sold or which contracts are to be closed without regard to any tax or other consequences you may face as a result of such actions. In the event of a breach or default by you under this Agreement, we maintain all of the rights and remedies available to a secured creditor under all applicable laws, in addition to the rights and remedies provided in this Agreement. You agree to indemnify and hold us and our Affiliates harmless from and against any losses or expenses incurred in connection with such enforcement or any other remedies available to us, including reasonable costs of collection.

While we reserve the right to use, transfer, or liquidate your Securities and/or Other Property without demand or prior notice, if demand is made upon you, you agree to satisfy any indebtedness, and pay any debit balance in any Account held by us or any of our Affiliates in which you have an interest. A finance charge (as set forth in the Credit Terms and Conditions herein) may be charged on any debit balance in your Account, together with any increases in rates caused by money market conditions, and with such other charges as we may impose to cover our extra services.

You further agree that if you: (i) default on any of your obligations under this Agreement; (ii) become bankrupt, insolvent or subject to a similar condition or subject to any bankruptcy, reorganization, insolvency or other similar proceeding; or (iii) we, at our sole discretion, deem it advisable for our protection, we may, at any time and without prior notice to you: (a) cancel, terminate, accelerate, liquidate and/or close out any or all agreements or transactions between us and you or otherwise relating to the Account and calculate damages in a manner we deem appropriate; (b) pledge, transfer, or sell any assets in the Account or any other account in which you have an interest (whether such account is held with us or our Affiliates), either individually or jointly with others; or (c) take any other action as we, at our sole discretion, deem appropriate with respect to any of the foregoing and apply the proceeds to the discharge of such obligation.

In pursuing the remedies available to us, we may, without limiting our rights under this section, offset amounts you owe us against any amounts that we owe you. You will remain liable for any deficiency. You will pay the reasonable costs and expenses of collection of any debit balance and any unpaid deficiency in any of your Accounts, including, but not limited to, attorneys’ fees incurred by us.

You authorize us and we have the right, at our sole discretion, to require additional collateral at any time. If a petition in bankruptcy or appointment of a receiver is filed by or against you, or if an attachment is levied against any Account in which you have an interest, or in the event of your death, we have the right, at our sole discretion, to sell any or all assets in your Account, whether carried individually or jointly with others, to buy any and/or all assets which may be short, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase or other notice or advertisement. Any such sales or purchases may be made at our discretion on any exchange or other market, or at public auction or private sale, and we may be the purchaser(s) for our own account. It is understood that a prior demand, call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of our right to sell or buy without demand or notice as provided in this Agreement. After deducting all costs and expenses of the purchase, buy-in and/or sale and deliveries, including, but not limited to, commissions and transfer and stamp taxes, we shall apply the residue of the proceeds to the payment of any and all of your liabilities to us. You will remain liable for any deficiency.

No course of dealing between you and us, nor any delay on our part in exercising any of our rights or remedies shall constitute a waiver thereof, and any such right or remedy may be exercised as often as we may determine.

9.	NOT FDIC INSURED/SIPC ACCOUNT INSURANCE

Securities and/or Other Property held in your Account are not deposit obligations, and are not guaranteed by any bank affiliated with WFA. Such Securities and/or Other Property (except brokered certificates of deposit and the Bank Deposit Sweep up to applicable limits) are not insured by the FDIC and are subject to investment risks, including possible loss of the principal amount invested.

WFA is a member of the Securities Investor Protection Corporation (“SIPC”). SIPC protects client accounts against the loss of their securities in the event of the member’s insolvency and liquidation by replacing missing securities and cash up to a maximum of $500,000 per client, including $250,000 for claims for cash. SIPC does not protect you against losses from changes in the market values of your investments. For more information on SIPC coverage, please see the explanatory brochure available at www.sipc.org or contact SIPC at 202-371-8300.

Above and beyond SIPC coverage, WFA maintains additional insurance coverage through Lexington Insurance Company (“Lexington”), an AIG company. For clients who have received the full SIPC payout limit, our policy with Lexington provides additional coverage above the SIPC limits for your Account for any missing securities and cash in client brokerage accounts up to a firm aggregate limit of $1 billion (including up to $1.9 million for cash per client). In other words, the aggregate amount of all client losses covered under this policy are subject to a limit of $1 billion, with each client covered up to $1.9 million for cash. This account protection package does not cover losses resulting from declines in the market value of your investments. For more information about Lexington, please visit www.lexingtoninsurance.com.

Since monies in the Bank Deposit Sweep are held at banks, they are NOT covered by SIPC or Lexington. They are instead covered by FDIC insurance. Please see the Cash Sweep Program Disclosure Statement for further information.

10.	CONTROL OR RESTRICTED SECURITIES

Prior to placing an order for securities subject to Rule 144 or 145 of the Securities Act of 1933, you must identify the status of the securities and furnish us with the necessary documents (including opinions of legal counsel, if requested) to obtain approval to transfer and register these securities. There may be delays in processing these securities, and we will not be liable for any losses caused directly or indirectly by any delays. We may decline to accept an order for these securities until the transfer and registration of such securities has been approved.

11.	NO TAX OR LEGAL ADVICE

We do not provide tax or legal advice with regard to any Account. You should consult with your personal tax advisor before making tax-related investment decisions. We do not render legal advice, nor are we obligated to take any action with respect to legal proceedings, including bankruptcy, that may arise regarding securities held or formerly held in your Account, or the issuer of those securities.

12.	NON-U.S. INVESTMENTS AND EXCHANGE RATE FLUCTUATIONS

Subject to certain limitations, you can choose to make purchases or sales of non-U.S. based investments in your Account. You understand that in order to trade in non-U.S. based investments, a foreign currency transaction may be necessary to either (1) convert U.S. dollars into the foreign currency to purchase the non-U.S. investment or (2) convert the sales proceeds of the non-U.S. investment back into U.S. dollars. Moreover, you understand that non-U.S. investments may make dividend, interest payments, or other distributions in a foreign currency. Unless we specifically agree otherwise, you authorize us to make all necessary foreign currency transactions in your Account in order to facilitate trading in non-U.S. investments and to convert any foreign currency into U.S. dollars. You understand that foreign currency transactions are effected by WFA, its affiliates or unaffiliated service providers, and may include a markup or markdown, as appropriate. You understand that more favorable exchange rates may be obtained by third parties not affiliated with WFA. Any profit or loss from foreign currency exchange rate transactions may be charged or credited to your Account.

13.	FEES & CHARGES

We may assess your Account with charges to cover our services, or the termination of services, including, but not limited to, an annual household fee, operational & service fees, custodial fees, and transaction fees and commissions. Agents for foreign securities may impose a fee for custodial services rendered. If this fee is imposed, it will be passed to the client. You agree to pay the fees and charges specified in the Annual and Operational Fee Schedule, which may be amended at any time without notification to you. You agree that we may debit your Account for any fees or charges that you incur, or any reasonable out-of-pocket expenses we may incur on your behalf. You agree to pay or reimburse us for all applicable state and local excise taxes. Any profit or loss from foreign currency exchange rated transactions will be charged or credited to your Account. You will reimburse us for any actual expenses we incur to execute, cancel, or amend any wire transfer payment order, or perform any related act at your request. We may charge any Account of yours for such costs and expenses without prior notice to you.

14.	DIVIDEND REINVESTMENT

The Dividend Reinvestment Plan (“DRP”) allows you to automatically reinvest any dividends, capital gains and return-of-capital income distributions (“Eligible Monies”) paid on shares of “Eligible Securities” in additional shares of the same securities. Most domestic common stocks listed on the New York Stock Exchange, Inc. (“NYSE”) and NASDAQ are “eligible” for the DRP in accordance with our applicable policies. You may select the DRP options when you open your Account. We will reinvest all Eligible Monies into whole and fractional shares rounded to three decimal places.

We can apply the DRP to all or some of the Eligible Securities in your Account. If you elect to reinvest all Eligible Monies, the DRP service will also apply to all eligible future holdings. No further action is required on your part. If you chose to reinvest only certain securities in your Account, you will need to advise your Financial Advisor whether or not to reinvest each time you buy a new Eligible Security or deposit one into your Account.

You may change your reinvestment decisions by contacting your Financial Advisor to add or delete a specific stock or change your standing account instructions. We must receive any change at least two days before the posting date of any Eligible Monies. We will not issue written confirmation of changes.

We will determine reinvestment on the basis of your Account coding one Business Day before Eligible Monies are credited to your Account. We reserve the right to suspend or delete an otherwise Eligible Security from dividend reinvestment at any time, without notice, in response to market conditions. Should you request registration of your whole shares or request their transfer to another firm, any fractional shares will be sold. Voting privileges do not exist on fractional shares.

Each type of payment (dividends, return of capital, long-term capital gain) will be considered separately in determining minimums subject to reinvestment.

While we reserve the right to use, transfer, or liquidate your Securities and/or Other Property without demand or prior notice, if demand is made upon you, you agree to satisfy any indebtedness, and pay any debit balance in any Account held by us or any of our Affiliates in which you have an interest. A finance charge (as set forth in the Credit Terms and Conditions herein) may be charged on any debit balance in your Account, together with any increases in rates caused by money market conditions, and with such other charges as we may impose to cover our extra services.

You further agree that if you: (i) default on any of your obligations under this Agreement; (ii)   become bankrupt, insolvent, or subject to a similar condition or subject to any bankruptcy, reorganization, insolvency, or other similar proceeding; or (iii) we, at our sole discretion, deem it advisable for our protection, we may, at any time and without prior notice to you: (a) cancel, terminate, accelerate, liquidate and/or close out any or all agreements or transactions between us and you or otherwise relating to the Account and calculate damages in a manner we deem appropriate; (b) pledge, transfer, or sell any assets in the Account or any other account in which you have an interest (whether such account is held with us or our Affiliates), either individually or jointly with others; or (c) take any other action as we, at our sole discretion, deem appropriate with respect to any of the foregoing and apply the proceeds to the discharge of such obligation.

We reserve the right to modify the terms of the DRP, or to discontinue or suspend it (in whole or in part) whenever conditions warrant, with or without notice. If you are an “affiliate” or “insider” of any issuer, you may want to consult your personal legal advisor before participating in the DRP with respect to that issue.

15.	MUTUAL FUNDS AUTOMATIC INVESTMENT & WITHDRAWAL PLANS

If you instruct us, orally or in writing, to establish an automatic investment or withdrawal plan in a mutual fund, you authorize us to purchase or redeem shares in the mutual fund in the amount and at the time period that you select. We will carry out your instructions by initiating fixed debits or credits periodically to your Settlement Choice. You understand that in order to establish an automatic investment or withdrawal plan that is linked to a bank account, you must first set up a link to that bank account. Bank links are governed by applicable Automated Clearing House rules. You also authorize us to honor all debit entries initiated by you or on your behalf from time to time through your Settlement Choice.

All such debits are subject to sufficient collected funds in the designated Account to pay the debit when presented. You agree that our treatment of each entry and our right to accept an item shall be the same as if you signed them personally. You acknowledge that you will carefully read the prospectus for the fund that you select prior to establishing an automatic investment or withdrawal plan.

You understand that if there is insufficient cash from your Settlement Choice to purchase shares for an automatic investment plan, the investment scheduled for that period may not take place. Any change in ownership or cancellation of your Account, or any transaction returned for any reason, including but not limited to insufficient funds in your Settlement Choice, may result in the cancellation of your automatic investment or withdrawal plan without prior notice to you. We reserve the right to modify or terminate your automatic investment or withdrawal plan at any time and for any reason upon notification to you at your Account address of record.

To terminate your automatic investment or withdrawal plan, you must request us to terminate such plan. Your automatic investment or withdrawal plan will remain in effect until three (3) Business Days after we receive your cancellation notice. You will remain liable for all items that have not been settled at the time of termination of any plan.

We will not be liable for any loss you incur in connection with transfers from or to your Settlement Choice unless we are grossly negligent in fulfilling our responsibilities in regards to your automatic investment or withdrawal plan. In no event will we be liable for consequential, special, or indirect damages or loss. We will undertake to make transfers according to your instructions, but we will not be responsible for damages of any nature resulting from delays, failures, omissions, or errors relating to such transfers. We may, at our discretion, require periodic oral or written reaffirmation of your instructions regarding transfers, and we may terminate this service at any time. You will indemnify us, our officers, employees, agents, successors, and assigns against any and all claims or liabilities by virtue of our acting on your automatic investments or withdrawal instructions. This indemnity is unlimited and shall be binding upon your estate, successors, and assigns. We shall have no liability for costs or damages resulting from inaccuracy of information you provide to us, or from your failure to update any information you provide to us.

16.	ACCOUNT TYPES

WFA offers many different account types, including individual and joint accounts, individual retirement and other retirement accounts, custodial, DVP, estate, trust, and partnership accounts. Account types may be subject to certain restrictions and eligibility requirements, and certain services are not available to all clients and account types. You are responsible for selecting the account type that is appropriate for your needs and circumstances.

Regardless of the governing law provisions of this Agreement concerning the contractual obligations of the parties under the Account, the legal ownership of your Account shall be governed by and interpreted under the internal laws of your state of residence.

a)      Joint Accounts

If this Account is maintained in the name of two or more persons, each Account Holder agrees to be individually and jointly liable for all obligations under this Agreement.

Each Account Holder will have authority, acting individually and without notice to any other Account Holder, to give instructions, buy, sell, and otherwise deal in Securities and/or Other Property, and to deal with us with regard to the Account as fully and completely as if each Account Holder alone were interested in the Account. You authorize us to follow the instructions of any Account Holder and to deliver funds, securities, or other assets held in the Account to any Account Holder or in accordance with any Account Holder’s instructions, even if such deliveries and/or payments shall be made to any of you personally, and not for the Joint Account. Unless we have stated otherwise, we will hold assets in the Account for you as joint tenants with rights of survivorship.

We are not responsible for determining the purpose or propriety of any instruction we receive from any Account Holder or for the disposition of payments or deliveries among joint Account Holders. Any notice we send to one Account Holder will be deemed to be notice to all Account Holders. You further authorize us to receive into the Account any Securities and/or Other Property delivered to us by or for any Account Holder without delineation as to actual ownership of the property.

At any time, we may, at our sole discretion, require joint or collective action by all Account Holders. You authorize us, at our sole discretion, to do any one or more of the following: (i) select which instructions to follow; (ii) suspend all activity in the Joint Account, except upon further written instructions signed by all of you or upon instructions of a court; (iii) close the Joint Account and send any and all assets by ordinary mail to the address of record; or (iv) file an interpleader action, in which event we shall be entitled to recover all costs including reasonable attorneys’ fees in an amount set by the court. Filing an interpleader action, however, will not serve as a waiver of our right to arbitration. If upon the death of one or more of the Account Holders, we cannot determine to our satisfaction the proper distribution of property from a Joint Account, we may, at our sole discretion, freeze the Account indefinitely pending a satisfactory resolution or final decision of an arbitrator or court having jurisdiction over the matter.

Laws governing joint ownership of property vary from state to state. You are responsible for verifying that the joint registration you select is valid in your state. Generally, however, for joint tenants with rights of survivorship, in the event of the death of any of the tenants, the entire interest in the joint Account shall be vested in the surviving joint tenant(s) on the same terms and conditions. For tenants in common, the interest in each tenancy shall be equal unless specified otherwise and in the event of the death of any of the tenants in common, the interest in their share of the tenancy shall vest in the decedent’s legal representative. State laws regulating community property vary. If you designate your Account as a community property account, we will treat all property in the Account and any proceeds in the Account as community property. You should consult your personal legal advisor regarding the community property laws of your state of residence.

b)	Custodial Accounts

If the Account is a custodial account, we will maintain an account established under the Uniform Gifts to Minors Act or Uniform Transfers to Minors Act. You represent that the assets in the Account belong to the minor and that you will only use all such assets for the benefit of the minor. We are not responsible for determining the appropriateness of any actions you take as custodian.

c)      Individual Retirement Accounts & Education Savings Accounts

If this is an individual retirement account (“IRA”) or education savings account (“ESA”), by signing this General Account Agreement you acknowledge that you have completed and signed an IRA or ESA enrollment form to open an IRA or ESA and you have adopted First Clearing, LLC (“FCC”) to serve as Custodian.

If you wish to cancel your Account, you must do so on or before the seventh (7th) calendar day after you receive the “Custodial Agreement and Disclosure Statement” by either delivering or mailing a written notice of cancellation to: First Clearing, LLC, Attn: IRA Department, MO 3580, One North Jefferson Ave., St. Louis, MO 63103.

This Agreement, the Custodial Agreement and Disclosure Statement for your IRA or ESA include the terms and conditions of the relationship entered into by you and Wells Fargo Bank or FCC (as applicable).

Your beneficiary is the individual, estate, trust, or organization you designate when you open your IRA or ESA. You may change your beneficiary designation at any time by contacting your Financial Advisor. Each beneficiary designation you file with us will cancel all previous designations.

Your beneficiary is subject to and bound by all the terms and conditions of the Custodial Agreement and Disclosure Statement. It is very important that you review Article VIII of the IRA Custodial Agreement, or Article X of the Education Savings Custodial Agreement, because if a beneficiary does not survive you or if there is no record of a designated beneficiary or if you divorce, the default beneficiary provisions of the Custodial Agreement and Disclosure Statement will govern. Also, if you name a trust, estate, or minor child as a beneficiary, there are additional requirements or information that will be required in accordance with the Custodial Agreement and Disclosure Statement. In addition, if you are opening an Education Savings Account, please review the Custodial Agreement and Disclosure Statement to obtain more information on the authorities, duties, and eligibility requirements of a Responsible Individual, Depositor, Designated Beneficiary, and Successor Beneficiary.

d)       Trust & Other Fiduciary Accounts

If this Agreement is entered into by you as Trustee or other fiduciary, you represent that investments for the Account are within the scope of the investments authorized by such Trustee or other fiduciary’s power to delegate under the governing instruments and/or laws, and that you are duly authorized to enter into this Agreement. You also undertake to advise us of any event which might affect your power or authority as Trustee or other fiduciary or the property subject to this Agreement.

e)       DVP Accounts

In consideration of WFA accepting a delivery versus payment (“DVP”) account for you, and agreeing to act as broker for you in the purchase and sale of securities on a delivery versus payment/receipt versus payment (“DVP/RVP”) basis, you agree to the following:

●	You will issue standing instructions to your agent/receiving bank(s) to receive from or deliver to us against payment, any security pursuant to the procedures established by this Agreement. Specific instructions for each transaction must be in the possession of the agent bank(s) by the close of business on the second day after the date of execution or as otherwise stated by the NYSE and the FINRA Uniform Practice Code.

●	You and your agent agree to receive securities against payment in an amount equal to an execution confirmed to you, which may represent only part of a larger order executed.

●	You agree to instruct your agent(s) that, except for transactions that are to be settled outside the United States, the facilities of a securities depository will be used for the confirmation, acknowledgement, and book-entry settlement of depository-eligible transactions covered by applicable marketplace rules. “Depository-eligible transactions” means transactions in securities that are eligible for deposit and book-entry transfer at a securities depository at the time of settlement of the transaction.

●	We will transmit to you a confirmation of each transaction after the transaction has been effected. In addition, we may, at your request, transmit pertinent trade information in a form agreed upon on the day following execution of each DVP/RVP transaction. At your request, we will simultaneously send a duplicate information copy of each confirmation to your agent bank. It is understood, however, that sending copies of confirmations to an agent bank constitutes an information service only, and does not relieve you of your obligations under this Agreement. You agree to instruct your agent bank to receive or deliver the securities described on the confirmation, unless a discrepancy in the payment exceeds 2% of the money required for that delivery. You agree with us to resolve any such discrepancy directly, within a reasonable time after settlement.

●	You agree that you will have duly authorized all instructions you issue pursuant to this Agreement and that we shall incur no liability in acting upon such instructions given to us concerning your DVP account. You understand that WFA, in acting as broker for you, will be acting as your agent.

●	You are aware that if any good delivery to the designated bank is refused, we may be compelled to cancel or liquidate the transactions pursuant to provisions of Regulation T of the Board of Governors of the Federal Reserve System.

●	You shall be liable and agree to promptly pay for any loss and costs resulting from such cancellation or liquidation. You understand and agree that mutual fund and option trading is restricted in DVP accounts.

f)       Abandoned/Dormant Accounts

We may impose fees on Accounts that are considered unclaimed, abandoned, or dormant as permitted by applicable state law. Accounts presumed to be abandoned or unclaimed will be escheated or delivered to the state listed as your address of record for your Account in accordance with applicable law.

g)       Direct at Provider Accounts (529, 403(b), Individual 401(k) Plans); Accounts/Assets Not Held at WFA Certain types of accounts (which are not limited to but may include 529 plans, 403(b)

or individual 401(k) retirement plan accounts) are not held at WFA (referred to here as “Direct at Provider Accounts”). These Direct at Provider Accounts are typically held instead at (i) the firm that manages the 529 plan, or (ii) the mutual fund company or mutual fund company transfer agent that offers the fund or retirement plan account.

For these Direct at Provider Accounts that are not held at WFA, we may assign an internal WFA account number for our recordkeeping purposes. This account number is for our internal use and typically cannot be used for deposits or transactions. Funds given to WFA for investment in 529 plans or Direct at Provider accounts must be made payable to the Provider. We cannot accept any funds made payable to WFA in relation to 529 plans or Direct at Provider accounts. Any such funds we receive will be returned to you at your current address of record. You will be responsible for all costs and losses, if any, resulting from such actions including lost interest and costs of disbursement, which may include, without limit, reasonable attorneys’ fees. No Account statements, participant recordkeeping, accounting services, discrimination testing, tax reporting, or plan document amendment services will be provided to you by WFA for Direct at Provider Accounts.

529 plans are neither insured nor guaranteed

by the Plans’ issuing state, state administrator, Plan Manager, or WFA or any of its Affiliates.

We may assist you with the initial selection of a Direct at Provider Account and any initial investment selections that you make, and we may assist you with subsequent investment decisions. However, we cannot monitor any profits or losses or future investment selections because the Direct at Provider Account will not be held at WFA. You acknowledge and understand that you have an affirmative obligation to monitor your Direct at Provider Account and to determine the suitability of any future investment selections made without our assistance or knowledge.

If you change the account owner or the account address on the Direct at Provider Account that you establish with the Provider, or if the Direct at Provider Account is terminated, you must immediately notify us of the change or termination.

Further, certain types of assets such as insurance and annuity contracts and alternative investments (such as private funds, hedge funds, and fund of funds) are not held by WFA and are held directly at the insurance carrier or the issuing company.

You understand these types of assets may be reflected on a WFA Account statement as a courtesy service to you even though they are not held by WFA. You understand that we are not responsible for the custody or the valuation of these assets. You also understand that any information provided to you on your Account statements is for informational purposes only and may not reflect all of your holdings/policies. For annuities and insurance, the valuation may not reflect any applicable market value adjustments or insurance/annuity surrender penalties. All insurance/annuity policies and alternative investments are carried by the issuing entity or its agent, and may differ from the registration of your WFA account.

17.	ACCOUNT ACCESS & ELECTRONIC SERVICES

You can access your Account in various ways, including, but not limited to, telephoning your Financial Advisor, visiting any of our branch offices, automated telephone, or online and wireless services. In the event you experience any problems in reaching WFA through any particular method, it is your responsibility to use alternate methods to communicate with us.

You agree to use our internet and automated telephone services and any additional electronic services we offer in the future (collectively, the “Electronic Services”), in accordance with the provisions detailed in this section and in accordance with the Wells Fargo Online Access Agreement. You are responsible for the confidentiality and use of your Account number and personal identification number (“PIN”) and are solely responsible for all orders entered through the Electronic Services using your Account number and PIN. You must notify us immediately through hard copy, electronic or verbal means if: (i) you place an order through the Electronic Services and you do not receive an order number, or you do not receive an accurate acknowledgement of the order or its execution; (ii) you receive acknowledgement for an order which you did not place, or any similar conflict; or (iii) you become aware of any unauthorized use of your Account number or PIN.

We may, at our sole discretion, place trading restrictions on your Account and we reserve the right, at our sole discretion, to review and reject, cancel, or modify any order that you place through the Electronic Services for any reason and without prior notice to you, including orders for which you have received an order number. We may also reject any electronic order that we deem, at our sole discretion, to be disruptive to the securities markets, unacceptable in size, type, or credit risk, or to exceed our authorized limits.

Further, market orders cannot always be cancelled because they are subject to immediate execution, and your order may be executed before a request for cancellation is received.

We and our affiliates will not be liable for any consequential, incidental, special, or indirect damage (including lost profits, trading losses and damages) that result from inconvenience, delay, or loss of use of the Electronic Services. We reserve the right to suspend or terminate access to any Electronic Service for any reason and without prior notice to you.

18.       THIRD PARTY INFORMATION

By accessing third party Web sites and the information provided through links on our Electronic Services, you acknowledge and agree that the material available on these sites has been produced by independent providers that are not affiliated with us; and any opinions or recommendations expressed are solely those of the independent providers and are not the opinions or recommendations of WFA.

Information obtained by the independent providers (the “Information”) is believed to be reliable. However, we do not guarantee the timeliness, sequence, accuracy, adequacy, or completeness of such Information. WFA GIVES NO EXPRESS OR IMPLIED WARRANTIES (INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR MERCHANTABILITYOR FITNESS FOR A PARTICULAR USE) WITH RESPECT TO THIS INFORMATION. Neither we, nor our Affiliates, nor any independent provider/transmitter of this Information shall be liable in any way and you agree to indemnify and hold all of us harmless for: (i) any inaccuracy, error, delay, interruption, or omission of any Information or the delivery of Information; and (ii) any loss or damage arising from or occasioned by (a) such inaccuracy, error, delay, interruption or omission, (b) non-performance, or (c) interruption due to any negligence on our part or on the part of any providers or transmitters of Information, or to any act of God or any other cause beyond our reasonable control.

19.       MARKET QUOTES

We will make reasonable efforts to have accurate real time market quotes and information available during market hours. However, you understand that we cannot and do not guarantee the accuracy or availability of such market quotes and information. Accordingly, you agree that our sole liability for claims arising out of the interruption, accuracy or delay market quotes and information shall be to use our best efforts to resume the quote service as promptly as reasonably practicable.

20.       RESEARCH

We may make available information about securities and investment strategies, including research reports, market commentaries and other information (“Research Reports”) that we or our Affiliates prepare, as well as materials prepared by third parties. By accessing these Research Reports, you acknowledge and agree that these materials are not personalized or in any way tailored to reflect your personal financial circumstances or investment objectives, and the securities and other investment strategies discussed in such Research Reports may not be suitable for you as such Research Reports do not take into account the particular investment objectives, financial situation or needs of individual clients. You will not consider the availability of such Research Reports as a recommendation to you of any particular security or investment strategy. Under no circumstances should any information contained in the Research Reports be construed as an offer to sell or the solicitation of an offer to purchase any security. The Research Reports have been prepared as of the date indicated and should only be considered current as of the initial publication date. They may become unreliable for various reasons including, but not limited to, changes in market or economic conditions.

THE RESEARCH REPORTS ARE OBTAINED FROM SOURCES DEEMED TO BE RELIABLE, HOWEVER, WFA AND OUR AFFILIATES DO NOT GUARANTEE THE ACCURACY, COMPLETENESS, OR THE CORRECT SEQUENCING OF THE RESEARCH REPORTS AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, WITH REGARD TO THE RESULTS TO BE OBTAINED FROM THEIR USE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITYOR FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING, OR TRADE USAGE.

Neither we nor our Affiliates shall be obligated to update information or opinions regarding any company or security. The Research Reports are not intended to provide tax, legal or investment advice. We and our Affiliates shall not be liable for any consequential, incidental, special, or indirect damage (including, but not limited to, lost profits, trading losses, and damages) that may result from use of the Research Reports or for omissions or inaccuracies of the information contained in them. You are strictly prohibited from reproducing, redistributing, or retransmitting any information contained in the Research Reports. You will not contact any analyst who authors or is named on any Research Report or any representative of any third party provider.

21.	ELECTRONIC FUNDS, AUTOMATED DEPOSITS, PAYMENTS & TRANSFERS

a)       General

You may arrange for direct deposits to be made to, automated payments to be made from, and funds to be transferred between, your Accounts with us. We use the terms “automated credits” or “direct deposits” to indicate deposits made directly to your Account by electronic means; the terms “automated debits” or “automated payments” to indicate payments authorized in writing to be made from your Account by electronic means; and the term “telephone transfer” to indicate movement of funds between your authorized Accounts by use of a touch-tone telephone and personalized access codes.

Your acceptance of direct deposits, authorization of automated payments, or telephone transfer to or from your Account, is your agreement to the terms and conditions of this Agreement.

Any electronic fund transfer (“Transfer”) that you make in connection with your Account, including, but without limitation, automatic deposits and payments, but excluding transactions with a bank card, will be governed by the following terms and conditions. These terms and conditions also serve as the disclosure required by the Electronic Fund Transfer Act and Regulation E in connection with Transfers.

b)       Your Liability For Unauthorized Transfers

You could lose the entire value, including your available margin, of your Account through any unauthorized Transfer.

Therefore, you should notify us at once if you believe a Transfer has occurred in your account without your permission. Notifying us as soon as possible by telephone could minimize your possible losses. If you notify us within two (2) Business Days after you learn of the unauthorized Transfer, you can lose the lesser of $50.00 or the amount of the unauthorized Transfers. If you do not notify us within two (2) Business Days after you learn of the unauthorized Transfer, and we can prove that we could have stopped someone from making the unauthorized Transfer if you had notified us, then you can lose the lesser of $500.00 or the sum of (i) $50 or the amount of the unauthorized Transfers that occur within the two (2) Business Days; and (ii) the amount of unauthorized Transfers that occur after the close of two (2) Business Days and before notice to us, provided we establish that these unauthorized Transfers would not have occurred had you notified us within that two-day period. Should your Account statement show any Transfer that you did not authorize, please notify us at once. If you do not notify us within sixty (60) days after the Account statement was mailed, you may not get back any money you lost after the sixty (60) days if we can prove that we could have stopped the unauthorized Transfer if you had notified us in time. If a good reason (such as a long trip or hospital stay) keeps you from notifying us, the time periods above may be extended. If your Account is an “Institutional Account” (which is defined in this Agreement as an account for a Corporation, Non-Profit Organization, Non- Corporate Organizations, Partnerships,

Estates, Pension and Profit Sharing Plans (not including IRAs and Employee Stock Ownership Plans), and other Trusts), you are liable for all unauthorized Transfers up to the time at which you notify us.

c)       Telephone Number for Notification in the Event of Unauthorized Transfers

If you believe that an unauthorized Transfer has occurred in your Account, call your Financial Advisor immediately or notify FCC at the following telephone number:

800-359-9297 or write to us at the address listed on your Account statement.

d)       Types of Electronic Funds Transfers Available

Depending on the type of Account you have, you may be able to: (i) arrange with another party, such as your employer or a government agency, to electronically Transfer deposits directly to your authorized Account on a regular basis; (ii) authorize another party, such as an insurance company or mortgage company, to have payments transferred from your Account and sent directly to them on a regular basis; or (iii) direct funds to be transferred from one of your authorized accounts to another by use of a touch-tone telephone and personalized access codes (where available). If a regular payment will vary in amount, the payee needs to tell you how much the payment will be at least ten (10) days prior to when it is due.

In addition to the types of transfers listed above, we periodically introduce new methods by which you may make funds transfers, such as by personal computer and or wireless devices. At present, there is no minimum amount required for automatic debits. The availability of automatic debits to your Account will be limited to free credit and money market balances less funds needed to pay for any open orders and any uncleared deposits. Any loan value available to you on marginable securities, if your Account is a margin account, may not be available for the purpose of making automated transfers.

e)       Fees

There are currently no fees charged by us for automated transfers. However, WFA reserves the right to charge such fees upon notice to you.

f)       Documentation of Transfers

If you arrange to have direct deposits made to your Account at least once every sixty (60) days from the same person or company, you can call your Financial Advisor to verify such deposits. In addition, you will receive a periodic account statement that will show all activity in your Account, including any Transfer.

g)       Stop Payment Procedures & Liability If you have instructed us to make regular payments out of your Account (“Preauthorized Transfers”), you can stop such payments by calling us at the telephone numbers shown in this section at least three (3) Business Days before the payment is scheduled to be made.

When you call, please: (i) state your name and account number; (ii) the exact name of the payee; (iii) the exact payment amount; and (iv) the scheduled transfer date. Failure to provide correct and complete information may make it impossible for us to stop payment of the Preauthorized Transfer. You agree to indemnify and hold us harmless from and against any loss incurred by us as a result of our paying a Preauthorized Transfer, if any of the information relied upon in the stop payment order is incorrect or incomplete (or as a result of our not paying a Preauthorized Transfer for which a valid stop payment order is in effect). If you instruct us to stop a Preauthorized Transfer at least three (3) Business Days before the Transfer is scheduled, and we do not do so, we will be liable for your losses or damages.

These stop payment procedures apply to Institutional Accounts (as defined in Section 1(a) above) as well. However, in no event will we guarantee the effectuation of, or be liable for, any stop payment request from an institutional account. You agree (if an institution) to hold us harmless for the amount(s) of any stop payment order(s) entered by you or on your behalf, and for all costs and expenses (including attorneys’ fees) incurred by reason of the refusal to honor said payment(s), and you further agree that if, contrary to such stop payment order(s), payment is nevertheless inadvertently made through accident or oversight, we shall not be liable. This provision shall survive the termination of your Account.

Please note that stop payment orders will not appear on your Account statement.

h)	Error Resolution Procedures

In case of errors or questions about your transfers, please telephone us at the telephone numbers listed in Section 21(c) above as soon as you can if you think your Account statement is wrong, or if you need more information about a Transfer listed on the Account statement. We must hear from you no later than sixty (60) days after we send you the first statement on which the problem or error appears.

When you call, please: (i) state your name and Account number; (ii) describe the error or Transfer you are unsure about, and explain as clearly as you can why you believe it is in error or why you need more information; and (iii) state the dollar amount of the suspected error. We will tell you the results of our investigation within ten (10) Business Days (twenty (20) for transfers to or from the Account within 30 days after the first deposit to the Account) after we hear from you and correct any error(s) promptly. If we need more time, however, we may take up to forty-five (45) Business Days (ninety (90) for transfers to or from the Account within 30 days after the first deposit to the Account) to investigate your question. If we decide to do this, we will provisionally credit your Account within ten (10) Business Days (twenty (20) for transfers to or from the Account within 30 days after the first deposit to the Account) for the amount you think is in error so that you will have the use of the money during the time it takes to complete our investigation. If we ask you to put your question in writing and we do not receive it within ten (10) Business Days, we may not provisionally credit your Account. If we determine there was no error, we will send you a written explanation within three (3) business days after we complete the investigation. You may ask for copies of the documents that we used in our investigation.

For any Transfer occurring outside the United States, within ten (10) business days after we receive notice of an alleged error we will either resolve the claim or provisionally credit your Account while continuing to investigate the claim. If we need more time, however, we may take up to ninety (90) days to investigate the matter.

i) Additional provisions for Institutional Accounts

The provisions in this Section 21(i) apply only to transfers to or from Institutional Accounts. You agree that the password security described in Section 17 of this Agreement and the Wells Fargo Online Access Agreement security procedures for electronic fund transfers are commercially reasonable. For payment requests from Institutional Accounts, which are subject to Article 4A of the Uniform Commercial Code (“UCC 4A”), we are liable only for damages required to be paid under UCC 4A. In no event will we be liable for any special, indirect or consequential loss, damage, costs or expense of any nature, including, without limitation, lost profits, even if we have been informed of the possibility of such damages, except as may be required by law.

22.	WIRE & AUTOMATED CLEARINGHOUSE TRANSFERS

a)	Governing Rules

You may be a party to an Automated Clearing House (“ACH”) entry or a wire transfer that may be credited or debited against your Account. You agree that all wire transfers you initiate will be subject to the terms and conditions of our wire transfer agreement then in effect with respect to the type of transfer initiated. With respect to ACH transactions which you have authorized, you agree to be bound by the National Automated Clearing House Association (“NACHA”) operating rules and any local ACH operating rules then in effect. With respect to other electronic funds transfers, you agree to be bound by any rules then in effect governing the use of any system through which the funds may be transmitted including, but not limited to, Federal Reserve Board Regulation J with regard to Fedwire and the Clearing House Interbank Payments System (“CHIPS”) operating rules with regard to CHIPS.

b)	Notice

You will be notified of the receipt of any ACH entry or wire transfer in your Account statement, but next-day or other notice will not be provided. If you believe a transfer has not been properly credited to you, you agree to promptly notify your Financial Advisor immediately.

c)	Final Payment

Any credit resulting from an ACH credit or other wire transfer is provisional until we receive final payment. We reserve the right to delay or prevent withdrawal of funds pending verification of final payment. If final payment is not received, or if your Account was credited by mistake, you agree that we may reverse the credit to your Account or that you will otherwise reimburse us if funds in your Account are not sufficient. In the event that the payment does not become final, the originator will not be deemed to have paid you the amount of the credit.

d)	Compensation

If you are entitled to compensation for any delay or improper completion of an ACH or wire transfer as a result of an error by us, our liability will be limited to the payment of interest for a period not exceeding the lesser of sixty (60) days or the period between the date of the error and the date of the correction. Any such compensation will be paid at our discretion by either (1) adjusting your Account balance to reflect the average balances you would have had but for the error, or (2) direct payment of cash in an amount equal to interest at the average applicable federal funds rate for that period.

e)	Account Numbers

You agree that payment for ACH or wire credit transfers may be made solely by reference to the account number of the recipient. We are not obligated to determine whether a discrepancy exists between the name and the account number shown on the transfer information.

23.	ADDITIONAL TERMS & CONDITIONS FOR NON-RESIDENTS OF THE UNITED STATES

a)       Collection, Use, & Transfer of Personal Information

If you reside outside the United States, to the extent there is any conflict between this section and the Wells Fargo Privacy Policy, the provisions of this section shall control.

We collect personal information about you (“Personal Information”) primarily to provide the requested services and to comply with legal and regulatory obligations including, but not limited to, applicable anti-money laundering requirements, customer due diligence, Office of Foreign Asset Control (OFAC) restrictions, other similar laws and regulations, and to fulfill other obligations that relate to United States and foreign laws, regulations and ordinances applicable to financial institutions. Additionally, we may use your Personal Information in order to assist us in identifying and providing financial products and services that are suitable for you.

We will endeavor not to use Personal Information for any purpose incompatible with the purposes listed above unless it is required or authorized by you, or it is in your own vital interest, or is necessary to comply with a legal or regulatory obligation.

Reasonable efforts are made by us to avoid the retention of unnecessary or duplicative information. Personal Information about you will be accessible by WFA employees, contractors and agents who are located worldwide, including in countries that may not require the same level of data protection as in the country in which you reside. By providing us with your Personal Information and by executing the Agreement, you are consenting to our use of it in accordance with this Agreement and the Wells Fargo Privacy Policy, including the transfer of your Personal Information across international boundaries to jurisdictions anywhere in the world as permitted by local law.

Requests to correct or access any Personal Information must be submitted in writing to the address listed in the “Communications, Recording & Monitoring, Statements & Confirmations” section. After we have verified your identity, we will endeavor to correct or to provide you with the Personal Information as you have requested within a reasonable time and, where permitted by law, we may charge an appropriate fee to cover the costs of responding to the request.

Where you have requested a correction or change to any of your Personal Information, we will endeavor to make your correction or change, but reserve the right to refuse a change to the extent necessary to achieve any required purposes of its use. If we refuse to provide the Personal Information held or to make the correction requested, at your request we will provide you with the reasons for declining the request.

b)       Additional Client Disclosure & Understanding for Non-Residents of the United States

This section applies to non-United States residents and non-United States domiciled entities who maintain accounts with WFA. Your Account is based in the United States, and not in your country of residence. WFA accounts, products, and services may not have been registered, reviewed or approved by any governmental, banking, or securities regulator in your country of residence or domicile; and because of this, by establishing an account with WFA and purchasing financial products or services through WFA, you will not be afforded certain rights or protections that may otherwise be available to you under the securities, banking, or other financial services laws or regulations of your country of residence.

Not all of our accounts, products, services, or investments are available to residents of all countries, and WFA in its discretion may refuse to offer certain products, services, or investments to you based on your country of residence.

Many countries have various laws, rules and regulations that may apply to your opening and maintaining accounts, products, or services outside your country of residence or domicile, including certain asset transfer and transaction reporting and filing requirements and laws; rules and regulations regarding the filing of tax information and payment of taxes, and other foreign exchange or capital controls. You are responsible for knowledge of and adherence to any such laws, rules and regulations, and specifically it shall be your sole responsibility to adhere to and comply with any reporting or filing requirements in your country or domicile of residence that might apply as a result of your maintaining an Account with WFA in the United States or the transfer of any assets to or from your Account; and the proper and timely filing and payment of all taxes in your country of residence. With respect to the foregoing, by executing this Agreement and establishing your Account you are affirmatively representing that you have complied with all foreign exchange or capital control obligations that may apply to you (if any), and that where applicable you have received any authorization needed to establish your Account or for any transfer of assets to your Account. Further, at all times while you maintain an Account with WFA you represent that you will continue to comply with any and all such laws, rules, regulations, and reporting or filing requirements as required by your country of citizenship, residence, or domicile.

With respect to the preceding acknowledgements and representations, you agree that you shall indemnify and hold harmless WFA and any of our affiliates, directors, officers, representatives, employees or agents against any complaint, claim, loss, damages or other injury or expense that may arise in connection within or with respect of any claim or action that is a result of or relates to your failure to adhere to or comply with any law, regulation, or requirement of your country of citizenship, residence, or domicile as contemplated in this section of the Agreement.

For individuals, in the event that you die while residing outside of the United States, we may require the executor or representative of your estate to provide a legal opinion or to file an ancillary proceeding to confirm their appointment as the executor or representative of your estate; to ratify any order, judgment, or decree issued by a foreign court; or to otherwise resolve any dispute relating to your account. Additionally, in accordance with U.S. Internal Revenue Service guidelines, WFA may require them to obtain transfer certificates from the U.S. Internal Revenue Service before releasing any of the assets in your account to your estate. Where a legal opinion, an ancillary proceeding or transfer certificates are required by WFA, all costs associated with obtaining any or all of those, including attorneys’ fees, shall be paid by your estate or your heirs, and not by WFA.

24.	ADDITIONAL TERMS & CONDITIONS FOR MUNICIPAL ENTITIES AND MUNICIPAL OBLIGATED PERSONS

This section applies to accounts that are beneficially owned by a Municipal Entity or Municipal Obligated Person, as those terms are defined by Section 15B of the Securities and Exchange Act of 1934 (the “Municipal Advisor Rule”). You agree that none of the funds that are invested in or through this Account, or that are sought for investment in this Account, constitute either Proceeds of Municipal Securities or Municipal Escrow Investments (both defined below).

Furthermore, you agree to notify your Financial Advisor before placing either Proceeds of Municipal Securities or Municipal Escrow Investments into the Account.

Finally, the Undersigned represents that he/she is an official of the Municipal Entity or Obligated Person and is sufficiently knowledgeable as to the financial affairs of the Municipal Entity or Obligated Person to make the representations contained herein.

For the purposes of this Agreement, the term “Proceeds of Municipal Securities” means monies derived by a Municipal Entity from the primary offering of municipal securities, investment income derived from the investment or reinvestment of such monies, and any monies of a Municipal Entity or Obligated Person held in funds under legal documents for the Municipal Securities that are reasonably expected to be used as security or a source of payment for the payment of the debt service on the Municipal Securities, including reserves, sinking funds, and pledged funds created for such purpose, and the investment income derived from the investment or reinvestment of monies in such funds. The term “Municipal Escrow Investments” means proceeds of Municipal Securities and any other funds of a Municipal

Entity or obligated person that are deposited in an escrow account to pay the principal of, premium, if any, and interest on one or more issues of municipal securities.

25.	EXTRAORDINARY EVENTS

We and our Affiliates shall not be liable for any loss caused directly or indirectly by acts of God, government restrictions, exchange or market rulings, suspension of trading, war, acts of terrorism, strikes or other labor problems, failure of the mails or telephones or other communication lines/systems or other interconnect problems (such as not being able to connect to your ISP), failure of electronic or mechanical equipment, or unauthorized Account access or theft, or any other conditions beyond our control.

26.	ASSIGNMENT

We may assign the rights and duties under this Agreement to any of our subsidiaries or affiliates without giving you notice, or to any other entity upon written notice to you. If you have an Advisory Program Account, this Agreement shall not be assignable by either party without prior consent of the other. The parties agree that reorganization within Wells Fargo & Company does not constitute an assignment.

Any rights either we or FCC have under this Agreement may be exercised by either of us or may be assigned to the other, including, but not limited to, the right to collect any debit balance or other obligations owing in your Account and that we or FCC may collect from you or enforce any other rights under this Agreement independently or jointly.

27.	WAIVER

Unless specifically permitted in this Agreement, no provision of this Agreement can be, nor be deemed to be, waived, altered, modified, or amended unless agreed to in writing signed by us.

Our failure to insist at any time upon strict compliance with any term contained in this Agreement, or any delay or failure on our part to exercise any power or right given to us in this Agreement, or a continued course of such conduct on our part, shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any further exercise.

28.	SEVERABILITY

If any condition or provision of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall affect only to such condition or provision. The validity of the remaining provisions and conditions shall not be affected and this Agreement shall be carried out as though such invalid or unenforceable condition or provision were not contained herein.

29.	MODIFICATION OF AGREEMENT

We may unilaterally change the terms and conditions of this Agreement at any time upon providing notice to you.

30.	INDEMNIFICATION

You (and each of you, if this is a joint account) will indemnify us, our employees and agents and hold us, our employees and agents harmless from any loss, damage, or liability arising out of any transaction in which we act, either directly or indirectly, or as your agent (or the agent of one of you), absent any willful or grossly negligent conduct.

31.	HEADINGS

All headings in this Agreement and other Account documents are for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such document.

32.	SURVIVABILITY

The provisions of this Agreement governing arbitration, choice of law, liability, indemnification, and confidentiality will survive the termination of this Agreement.

33.	TERMINATION

You may close your Account at any time by providing written notice to us. This Agreement shall remain in effect with respect to the Account you are closing until we receive your written notice of termination and we acknowledge the cancellation of your Account in writing, after which time you will not be bound for additional transactions made for the Account. However, you will remain responsible for all prior transactions and for all transaction costs, including commissions and related costs. We have the right to close your Account at any time without prior notice to you.

34.	GOVERNING LAW & LANGUAGE

This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights and liabilities of the Parties determined, in accordance with the laws of the State of New York without regard to choice of law provisions.

English is the controlling language of the relationship between you and WFA. We may translate certain forms, disclosures, and advertisements into another language for your convenience. However, if there is a discrepancy between WFA’s English language materials and the materials in another language, the English language version is controlling.

We may at our discretion refuse to accept any document, written instruction, or request letter in any language other than English, or may require you to provide a certified translation of such document and, in addition, may require the document and its translation to be apostilled or legalized. You shall bear all costs associated with obtaining any translation, certification, legalization, or apostille.

35.	PAYMENT FOR ORDER FLOW

Securities traded in your Account may be executed in more than one marketplace. Consistent with the principles of best execution and applicable regulatory requirements, you agree that we may use our discretion selecting the routing destination.

We receive payment for order flow from some market centers where your orders may be routed. We do not accept payments from broker-dealer market makers in exchange for directed orders. However, we do accept payment for order flow in the form of rebates from national stock exchanges.

We route customer orders for over-the-counter and listed equity securities to selected market makers and exchanges for execution. We consider a number of factors when determining where to send customer orders including execution speed, price improvement opportunities, the availability of efficient and reliable order handling systems, the level of service provided, and the cost of executing orders. We regularly review transactions for quality of execution, generally by measuring execution prices versus the relevant national best bid and offer.

Typically, orders are either market orders or limit orders. A market order specifies no particular price and instructs us to execute the order immediately at the best available price. A limit order is an order to buy or sell at a specific price, or better. A limit order immediately executable (i.e., in-line with the current market price) is handled as a marketable limit order. We route most of our market and marketable limit orders in over-the-counter and listed equity securities to selected broker-dealers that act as market maker to execute our orders, and we attempt to systematically route a greater number of these orders to market centers that consistently execute orders at prices superior to the national best bid or offer, with improvement amounts greater than that available at competing venues. We do not receive payment for order flow for routing orders to these market makers.

We route limit orders in listed equity securities that are away from prevailing prices (i.e., non-marketable limit orders) to stock exchanges to be displayed in the national best bid and offer quotation.

Non-marketable limit orders are generally not eligible for price improvement opportunities, and we therefore attempt to systematically route a greater number of these orders to exchanges and broker-dealers that demonstrate a higher occurrence and likelihood of executing orders prior to becoming marketable. If a limit order that has been routed directly to an exchange is subsequently executed, we receive a rebate payment from the executing stock exchange. These rebates are credited against exchange trading fees we incur. When the monthly rebate credit exceeds charges, we receive a net payment from the executing stock exchange. The payment rates we receive from national stock exchanges are standard amounts available to all participating broker-dealers and have not been specially negotiated for our firm. Gross rebate amounts are changed periodically by the exchanges, but are typically less than $0.0034 per share.

We route customer option orders to selected broker dealers’ smart routers and option exchanges for execution. In the event we receive compensation for directing orders to specific market centers for execution, such compensation may include cash payments as well as noncash items, such as discounts, rebates, reductions, or credits against fees that would otherwise be payable in full. We consider a number of factors when determining where to send customer orders, including, but not limited to, price improvement opportunities, the availability of efficient and reliable order handling systems, the level of service provided, and the cost of executing orders. We regularly review transactions for quality and execution.

The source and amount of any compensation received in connection with your transactions will be disclosed upon written request. Please contact your Financial Advisor for further information.

II.	CREDIT TERMS & CONDITIONS

If we extend credit to you in connection with any securities transaction, we are required to furnish you specific information describing the terms, conditions, and methods whereby interest charges are made to your Accounts.

1.	CASH ACCOUNTS

Cash Accounts may be subject, at our discretion, to interest on any debit balances resulting from failure to make payment in full for securities purchased, from failure to timely deliver securities sold, from proceeds of sales paid prior to settlement date, or for other charges which may be made to your Account (“Cash Account Debit Balance”). The interest charged shall be determined by the rate applied on Cash Account Debit Balances as set forth in the Statement of Interest Charges.

2.	MARGIN ACCOUNTS

Purchases of securities on credit, commonly known as margin purchases, enable you to increase the buying power of your equity and thus increase the potential for profit or loss. A portion of the purchase price is deposited when buying securities on margin, and we extend credit for the remainder. The amount borrowed will appear as a debit balance on your monthly statement. You will be charged interest on the amount borrowed at varying rates as described in the Statement of Interest Charges. We charge interest on the debit balance and require you to maintain securities, cash, or other property to secure repayment of funds advanced and interest due. You understand that we reserve the right to not extend margin privileges, even if margin privileges have previously been extended to you, for any reason without prior notice to you.

Margin trading is not for everyone. Margin clients should be certain they understand the operation of a margin account under various market conditions and should examine their investment objectives, financial resources, and risk tolerance to determine whether margin trading is appropriate. You understand that the increased leverage which margin provides may heighten both risks and rewards. By entering into this Agreement, you acknowledge receipt of the Margin Risk Disclosure Statement which contains more information about the risks associated with margin trading.

Interest will be charged for any credit extended to you for the purpose of buying, trading, or carrying any securities, for any cash withdrawals made against the collateral of securities, or for any other extension of credit. When funds are paid in advance of settlement on the sale of securities, interest will be charged on such amount from date of payment until settlement date. In the event that any other charge is made to the account for any reason, interest may be charged on the resulting debit balances. Only certain securities, as defined by us or the Federal Reserve Board, may be purchased on margin or used as collateral in your Account.

Whether a purchase may be made on margin, how much of the purchase price must be available in your Account at the time you place the order, and your margin maintenance requirements, are determined by us, the Federal Reserve Board, FINRA, or by applicable exchange rules. For our own protection, we reserve the right, at any time and without prior notice to you to impose stricter requirements than those imposed by the Federal Reserve Board, FINRA, or applicable exchange rules. You will maintain such required margin in your Account and understand that any debit balances in such Account will be charged interest. We may apply any or all payments received for your Account including interest, dividends, premiums, principal, or other payments to any debit balances in such Account.

You are required to have at least $2,000 in equity in your Account, or such higher amount as required by us or applicable rules and regulations, before we will extend credit to you. Generally, we can lend you no more than 50% of the purchase price of the security you are buying on margin.

It is our general policy to require margin Account Holders to maintain in their accounts equity of the greater of 30% of the current market value or a minimum per share value for common stock. These minimums may fluctuate according to market conditions as well as size, volatility, and creditworthiness of specific securities held in the account. We apply other standards for other types of securities. Also, certain securities may be ineligible for margin credit from time to time. For information with respect to general margin maintenance policy for municipal bonds, corporate bonds, United States Treasury notes and bonds, and other securities, as well as information about the eligibility of particular securities for margin credit, please contact us or your Financial Advisor.

Notwithstanding any of the above general policies, and without notice to you, we reserve the right, at our discretion, to require the deposit of additional collateral and to set required margin at a higher or lower amount with respect to particular accounts, particular securities, classes of accounts, or classes of securities as we deem necessary. In making these determinations, we may take into consideration various factors including, but not limited to, the size of the account, liquidity of a position, price volatility of a security, concentration of securities in an account or firmwide, or a decline in creditworthiness. If you fail to meet a margin call, some or all of your positions may be liquidated.

You are not entitled to prior notice, by way of margin call or otherwise, before we sell (or buy in for short positions) any securities in your Account when your Account falls below our margin maintenance requirements or under any other circumstances in which we may sell securities in your Account or cancel open orders. In addition, even if we have contacted you and provided a date by which you must deposit additional funds into your Account, we may still, at our sole discretion, sell (or buy in for short positions) any securities in your Account or cancel any open orders without additional notice. Under any circumstances in which we may sell securities in your Account, you are not entitled to choose which securities are sold.

3.	INTEREST RATES

An annual rate of interest will be charged to the daily-adjusted debit balance in your Account. Your annual rate will vary depending on the size of your daily-adjusted debit balance. The daily adjusted debit balance is the net total of the settled balances in your accounts.

The annual rate of interest charged on daily adjusted debit balances is computed using a selected rate above, at, or below our base rate (“Base Rate”). The Base Rate is set at our discretion with reference to commercially recognized interest rates, industry conditions relating to the extension of margin credit and general credit market conditions.

Rates and methods of calculations may be changed from time to time in our sole discretion. The Base Rate may change without prior notice to you. If there is a change in the interest rate during any interest period, separate charges will be shown for each period under each different rate.

The current table of interest rates (as of January 17, 2011) is:

Margin Debit Balance	Rate of Interest
$0 to	Base Rate
$24,999.99	+ 3.625%
$25,000 to	Base Rate
$49,999.99	+ 2.500%
$50,000 to	Base Rate
$99,999.99	+ 2.375%
$100,000 to	Base Rate
$249,999.99	+ 0.750%
$250,000 to	Base Rate
$499,999.99	+ 0.625%
$500,000 to	Base Rate
$999,999.99	+ 0.500%
$1,000,000 to	Base Rate
$4,999,999.99
$5,000,000 to	Base Rate
$9,999,999.99	- 0.500%
$10,000,000 and	Base Rate
above	- 0.750%
Cash Account	Base Rate
Debit Balance	+ 3.625%

The Base Rate may be changed at our sole discretion without prior notice. For the current Base Rate, please visit wellsfargoadvisors.com/margin.

4.	DEFAULT RATE OF INTEREST

If you are in default and until such time as the

default is cured, and in substitution for any other rate of interest specified in this Agreement, interest may be charged at the rate of 24% per annum (or the maximum rate permitted by applicable law) on the debit balance of all margin accounts which you maintain with us.

5.       METHOD OF INTEREST COMPUTATION

Interest is computed daily on the basis of a 360-day year using the following formula:

Adjusted Debit Balance	x	Interest Rate	x	Number of Days
1		100		360

At the close of each monthly interest period during which credit was extended to you, the interest charge is computed by multiplying the daily-adjusted debit balance by the applicable interest rate and by the number of days during which a debit balance was outstanding and then dividing by 360. Should the applicable rate change during the interest period, separate computations will be made with respect to each rate charged for the appropriate number of days during the interest period. Interest charged is calculated on a settlement date basis. A divisor of 360 days is used in determining the interest charged.

If not paid, the interest charge for credit extended to your Account at the close of the interest period is added to the opening debit balance for the next interest period. With the exception of credit balances resulting from short sales, all other credit and debit balances will be combined and interest will be charged on the resulting average daily adjusted debit balances for the interest period. If there is a debit in your cash account and you hold a margin account, interest will be calculated on the combined debit balance and charged to the margin account. Any credit balance as the result of any short positions will be disregarded because such credit collateralizes the stock borrowed for delivery against the short sale. Such credit is disregarded even if you should be long in the same position in your margin account (i.e., short against the box). If the security which you sold short (or sold against the box) appreciates in market price over the selling price, interest will be charged on the appreciation in value. If the security which you sold short depreciates in market price, the interest charged will be reduced since the average debit balance will decline. This practice is commonly known as “marking-to-the-market.”Daily, a closing price is used to determine any appreciation or depreciation of the security sold short. If your Account is short shares of stock on the record date of a dividend or other distribution, however such a short position occurs, on the following Business Day your Account will be charged the amount of the dividend or other distribution.

The daily adjusted debit balance in an account may be paid in full at any time to avoid further interest charges.

6.       INTEREST STATEMENTS

Within your regular monthly statement, an interest charge will show for the interest period. Your monthly statement will show each transaction on the date of trade;

however, interest as shown on the interest statement is calculated on a settlement date basis. In order to check the calculation of interest charged to your Account, it may be necessary to refer to both your prior and current months’ statements.

The monthly interest statement will show: (i) the current selected rate used in the calculation and any changes in such rate during the interest period; (ii) the daily net balance of all transactions; (iii) any free credit balance in your cash account (which reduces the daily adjusted debit balance); (iv) any mark-to-the-marketas a result of a short position; (v) the number of days your Account had a debit balance; (vi) the daily adjusted debit balance on which interest is charged; (vii) the amount of interest; and (viii) the total interest charge for the period.

7.       COLLATERAL, LIEN & LIQUIDATION

We may require you to deposit additional collateral and/or we may liquidate positions in any Account carried by us in which you have an interest for any reason, including the following: (i) if your Account, at any time, falls below our margin maintenance requirements; (ii) if you fail to meet any call for additional collateral; (iii) if you indicate to us that you do not intend to meet a call for additional collateral; (iv) if you file a petition or a petition is filed against you; (v) if you seek or acquiesce to the appointment of a receiver; (vi) if an attachment is levied against your Account or any Accounts in which you have an interest; (vii) if you die; or (viii) any other circumstance which in our opinion warrants such action, including, but not limited to, changes in the price, trading volume, marginability, or negotiability of your Securities and/or Other Property. In any such event, we may sell any and all Securities and/or Other Property in any Account(s) carried by us in which you have an interest, whether individually or jointly with others, buy any and all Securities and/or Other Property which may be short in such Account(s), or cancel any open orders and close any or all outstanding orders or commitments. We may take any of these actions without demand (whether by margin call or otherwise) for funds or additional funds, notice of sale or purchase, or other notice or advertisement, each of which is expressly waived by you. Even if we have contacted you by way of margin call or otherwise and provided a specified date by which you must deposit additional funds into your Account, we may, at our sole discretion, sell (or buy in for short positions) any securities in your Account or cancel any open orders, without prior notice to you. When we sell securities in your Account under any circumstances, we may select the securities and that you may not choose which securities are sold. You are not entitled to an extension of time in order to meet margin requirements.

We retain a security interest in all Securities and/or Other Property held in any Account carried by us in which you have an interest so long as any credit extended remains outstanding. You will not cause or allow any of the collateral held in your Account to become subject to any liens, security interests, mortgages, or encumbrances of any nature other than our security interest.

All Securities and/or Other Property deposited for the protection of your collateral and/or margin account may be deposited with The Depository Trust Company or any other recognized clearing corporation or depository trust company, and may be held in street name and used there by us until you demand and become entitled to delivery thereof. We shall have a reasonable time after such demand for delivery to ship securities, other property or collateral from New York or from any other place where they may be to the place where the same are to be delivered to you. We shall only be required to deliver Securities and/or Other Property of the same kind and character as originally deposited.

Any prior demand, notice, or advertisement shall not be deemed a waiver of our right to take these actions without demand, notice or advertisement. Any such sales or purchases may be made at our sole discretion on any exchange or other market where such business is usually conducted or a public auction or private sale, and we may be the purchaser or the sellers for our own account.

8.       LOAN OR PLEDGE OF SECURITIES

We may borrow money to lend to margin clients, including you, and may pledge Securities and/or Other Property as collateral for such loans. You authorize us to lend either to ourselves or to others any Securities and/or Other Property, together with all attendant rights of ownership, held by us in your margin account. We may receive compensation in connection with the lending of customer securities. All of your Securities and/or Other Property may be pledged and repledged and hypothecated and rehypothecated by us from time to time without notifying you, either separately or together with other Securities and/or Other Property of other customers for any amount due to us in any Account in which you have an interest. We may do so without retaining in our possession or under our control for delivery a like amount of similar Securities and/or Other Property. In connection with such loans, and in connection with securities loans made to you to facilitate short sales, we are authorized to receive and retain certain benefits (including interest on your collateral posted for such loans), to which you will not be entitled. In certain circumstances, such loans may limit, in whole or in part, your ability to exercise voting rights of the securities lent. When your securities are lent, you may receive substitute interest, dividend, or other payments (“substitute payments”), instead of qualified dividends, exempt-interest dividends, capital gain dividends, tax-exempt interest payments, tax-deferred payments, distributions that are treated as a return of capital, or a payment where you are entitled to claim a foreign tax credit. Because substitute payments do not maintain their characterization as qualified dividends, exempt-interest dividends, capital gain dividends, tax-exempt interest payments, tax-deferred payments, distributions that are treated as a return of capital, or a payment where you are entitled to claim a foreign tax credit, you may be subject to income tax or a higher tax rate as a result of receiving a substitute payment.

If any of your non-fully paid for, margined securities have been loaned to others in accordance with the paragraph above, as of record date, you may not be entitled to vote all of those non-fully paid for shares in all proxy matters. We will determine the eligibility of those shares for proxy matters based upon an impartial lottery system, which is described in this Agreement.

9.	COMPOUND INTEREST

The interest charges imposed on your Account at the close of one charge period will be compounded, that is, added to the opening balance for the next charge period unless paid, thereby becoming part of the principal amount and bearing like interest.

10.	SHORT SALES

Short sales may only be made in margin accounts and are subject to initial margin and margin maintenance requirements. You must designate any short sale at the time you place the order. In order to facilitate a short sale, the security that you are selling short must be able to be borrowed to cover the delivery to the purchaser(s). If the stock is recalled by the lender(s) of the securities, we will attempt to re-borrow the securities.

Short securities will be “marked to the market” periodically. If a security which you sold short (or “short against the box”) appreciates in market value over the selling price, your margin account will be debited, and if the security depreciates in value your margin account will receive a credit.

If we are unable to re-borrow the securities, we may cover your short position by purchasing the securities on the open market at the then current market price without notice to you. If a short position is closed out, you will be liable for any resulting losses and all associated costs incurred by us.

You understand it is against industry rules to participate in a secondary offering in order to cover a short position in that security and you agree to notify us in writing if you have a short position in such security, to assist us in restricting such activity.

11.	RESTRICTED SECURITIES

You will not buy, sell, or margin (borrow against) any securities of a corporation of which you are a director, executive officer, or 10% stockholder, or are otherwise classified as a control person, insider or affiliate of the issuer, or sell any securities that are subject to any restrictions on resale (whether by law, contract or legend on the security) or are not traded on or through a national securities exchange, automated quotation system, or other nationally recognized published interdealer quotation system, unless such purchase, sale, or loan has been disclosed in writing and agreed to by us.

III.	TERMS AND CONDITIONS OF YOUR ADVISORY PROGRAM ACCOUNTS

When you open an Advisory Program Account, we will provide you with the Program Features and the Disclosure Documents that apply to the specific Advisory Program that you selected. We may permit you, at our sole discretion, to move to certain Advisory Programs without the need to open a new Advisory Account or sign a new Agreement. In such event, we will send you a confirmation letter reflecting your selection of the new Advisory Program in writing.

Delivery of the specific Program Features, which includes the advisory fees you will be charged for the Advisory Program, will serve to confirm your direction to retain WFA or the Manager you have selected in accordance with the terms of this Agreement.

By signing this Agreement, you agree that all of the terms and conditions of the Program Features you receive (either at the time you enter into this Agreement or at any time in the future) and any Account Application you complete are incorporated by reference into this Agreement as if they were fully set forth herein when you signed this Agreement. This means that your signature to this Agreement also serves as your agreement to be bound by all of the terms of the specific Program Features, including the fee schedule, for each specific Advisory Program shown on any confirmation letter we may provide to you.

A list of the Advisory Programs that are available and the corresponding Program Features for each Advisory Program are available to you at any time by contacting your Financial Advisor.

From time to time, we may require that you sign additional agreements or documents for certain services or instructions, including, but not limited to, an Advisory Program Account agreement for specific advisory programs, and such additional agreements and documents are incorporated by reference into this Agreement as if they were fully set forth herein when you signed the Agreement. If you open an Advisory Program Account after your execution of this Agreement you may be required to execute an additional agreement specific to the Advisory Program Account(s). References to the “Agreement” include any supplemental Advisory Program Account agreements.

1.	GENERAL TERMS

If you have opened a Discretionary Advisory Program Account, on the basis of your investment objectives and other individual circumstances and reasonable restrictions given by you, WFA will assist you in selecting a compatible Manager and/or investment strategy. Depending on the Advisory Program selected, WFA or the Manager you have selected will exercise discretion with respect to the day-to-day management of your Account continuously during the term of this Agreement and will buy, sell, or otherwise trade and settle securities or other investments for your Account in these discretionary programs without discussing these transactions with you in advance.

You understand that the selection, retention, and allocation to affiliated Managers may be more profitable than the selection, retention, and allocation to unaffiliated Managers. If you have opened a non-Discretionary Advisory Program Account, we will not have investment discretion over your account. You have the option of accepting our recommendations or selecting alternative investments.

You acknowledge that you have completed the Account Application and understand that we will rely on the information contained in the Account Application when making investment determinations for your Account.

At least annually, we will contact you to determine whether there have been any changes in the information provided in the Account Application. You agree to inform us in writing of any material change in the information included in your Account Application or otherwise in your financial circumstances that might affect the manner in which your assets should be invested.

In deciding whether the Program is appropriate, you acknowledge that you have carefully considered all relevant factors, including past and anticipated trading practices and holdings, your investment strategies and trading patterns (including the frequency of trading and the number and size of the transactions that you anticipate effecting in the Program Account(s)), the costs and potential benefits of this type of Program(s) as compared to paying commissions on a per-trade basis, and your investment objectives and goals. In some instances, you may be able to invest in money market funds or mutual funds either directly or through other programs at a lower cost or at no additional cost to you.

You may contact us during normal business hours to consult with your Financial Advisor concerning management of your Account. Inquiries concerning the Agreement and Account should be directed to Wells Fargo Advisors, One North Jefferson Ave., St. Louis, MO 63103. All communications to you shall be sent to your address designated on the Account unless you specify otherwise in writing.

2.	CONFIRMATIONS AND REPORTS

We will send confirmations of transactions and periodic Account statements to you. You may waive your right to receive trade-by-trade confirmations. If you open an eligible Advisory Program Account when you sign this Agreement, your initials on the Signature Page or Program Features indicate that you desire to waive trade-by-trade confirmations and your understanding that waiving your right to receive confirmations is not a condition to entering/participating in an Advisory Program and will not result in a different fee. If you elect to waive your right to receive trade-by-trade confirmations, you will receive periodic statements. Your waiver may be rescinded at any time.

A monitoring report will be provided to you periodically. You will review this material and report any discrepancies to us as soon as possible. This report will include a reminder to you to contact us if there are any changes in your financial situation or other information included in your Account Application and will disclose a method by which you may make such contact.

3.	CASH SWEEP

Notwithstanding any other provision of this Agreement, uninvested cash balances in your Advisory Program Account(s) will be automatically deposited each day in one or more FDIC-insured depository accounts established (“Bank Deposit Sweep”) with Wells Fargo Bank, N.A. and/or another bank affiliated with WFA, unless you are provided notice of another available alternative for uninvested cash balances in your Account(s).

For ERISA accounts, cash balances will be

placed in a money market mutual fund, including, as permitted by law, those with which WFA and its affiliates have agreements to provide advisory, administration, distribution and other services. WFA and its affiliates may receive compensation from any such fund only to the extent permitted by applicable law. The Cash Sweep Program, including the Bank Deposit Sweep, is described more fully in the Cash Sweep Program Disclosure Statement.

4.     CUSTODY

Unless otherwise specified, we or our agent will maintain custody of the assets in the Advisory Program Account. We will credit the Advisory Program Account with dividends and interest paid on securities and with principal paid on called or matured securities in the Advisory Program Account.

5.     EXECUTION

You hereby instruct the Manager and WFA to use WFA execution services for purchases and sales in the Account, except as otherwise may be necessary for the Manager or WFA to fulfill their respective best execution responsibilities. Fees cover transaction charges only when trades are effected through WFA and, consequently, it is expected that most trades will be effected through us. Unless specifically described in this Agreement, we will not assess or collect from you any transaction fee upon the purchase or redemption of any Eligible Shares. However, mutual funds may deduct redemption fees from your redemption proceeds, as stated in the fund’s prospectus.

All capital gains and income dividends from your mutual funds will be reinvested into the respective fund unless otherwise directed by you. You hereby authorize that we may effect and execute brokerage transactions, including on a national exchange, as permitted by current provisions of Section 11(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules promulgated thereunder including any future amendments or changes to such statutes and rules.

You authorize us to act either as principal or as agent for buyer and seller in securities transactions when appropriate and permitted by law. Since we may profit by its principal transactions and would normally receive compensation from each party to such agency transactions there is a potentially conflicting division of responsibilities and loyalties. You may revoke the consent at any time by notifying us in writing. We will act as a principal under existing law only if, prior to each such transaction, we disclose the capacity in which we are acting and obtain your consent.

The securities traded for you may be traded in one or more marketplaces or, in the case of fixed income transactions, an alternative trading system (ATS), as is necessary to satisfy best execution responsibilities. You authorize orders to be aggregated with other clients where applicable.

6.     FEES

Unless we agree separately in writing, you agree to pay us the fees described in the Program Features. These fees will be deducted directly from the Account or from the Billing Account specified. You understand that the fees include, among other things, compensation for advisory services, and that they may be higher than certain other advisory and brokerage fee arrangements.

As used in the Agreement, the phrase “Account Value” means the sum of the absolute market value of all eligible long and short security positions, including accrued income, cash, and cash alternatives held in the Account. If your Account has short positions, the Account Value reflects the short position’s absolute value. A short position does not offset the value of long positions in the Account.

Margin debit balances do not reduce the Account Value.

In valuing your Account, we will use the closing prices or, if not available, bid prices of the last recorded transaction for listed securities, options, and over-the-counter NASDAQ securities. For mutual funds, we will use the fund’s most current net asset value, as computed by the fund company. In so doing, we will use the information provided by quotation services believed to be reliable. If any such prices are unavailable or believed to be unreliable, we will determine prices in good faith so as to reflect our understanding of fair market value. Due to trade date or settlement date accounting, the treatment of accrued income and other factors, the Account Value used in the calculation of fees may differ from that shown on your monthly Account statement and/or performance report.

Fee payment due dates and procedures. An initial fee will be deducted from the Account, or the Billing Account, within five days of our acceptance of this Agreement.

This fee is based on the Account Value on the date the Account is accepted and is due for the partial calendar quarter beginning on that date. Thereafter, we will charge a quarterly fee in advance, generally within the first ten business days of each succeeding calendar quarter, based upon the Account Value on the last business day of the prior calendar quarter.

If cash and/or securities are added or withdrawn between billing periods, a prorated fee will be charged or refunded on the net value of the additions and/or withdrawals as of the date of activity and will be based on the rate effective for that quarter. Fees will be assessed or refunded in the following month only if the net fee generates a fee or refund of at least $40. No fee adjustment will be made during any fee period for appreciation or depreciation in the value of the assets in the Account during that period.

By signing this Agreement, you agree to maintain or deposit sufficient funds in the Account to cover all fees and charges payable under this Agreement and you authorize us to debit the Account balances or redeem money market shares in an amount equal to all such fees and charges when due. If your Account does not have a sufficient cash balance or money market fund shares to make a payment on the due date, we may sell additional securities in the Account, without prior notice to you, to generate proceeds sufficient to pay the fees.

You may elect to pay the asset-based fees associated with your Account with funds outside of your IRA/ERISA Plan by debiting another non-IRA/ERISA account provided on the Program Features. You expressly assume responsibility and hold WFA harmless for any tax implications and any adverse consequences which may arise from this election and the payments made in connection with this election, and understand that we do not provide any legal or tax advice.

Other fees. The fee does not include certain dealer markups or markdowns, odd lot differentials, transfer taxes, exchange fees, execution fees (foreign and/or domestic) when applicable, ADR custodial pass through fees, any other fees identified as applicable to advisory accounts on the Annual and Operational Fee Schedule, as amended, which is incorporated by reference into this Agreement as if fully set forth herein, and any other fees required by law.

Your FA may suggest or we may permit you to hold other products and services that we offer not available through this Account (“Non-Program Assets”). In addition to Program fees, you also will incur any usual and customary brokerage charges and fees associated with Non-Program Assets. These may include (i) any dealer markups, odd-lot differentials, transfer taxes, and other fees; (ii) charges imposed by broker-dealers and custodians other than WFA and our affiliates, and fees for other products and services that WFA and our affiliates may offer; (iii) offering discounts, commissions, and related fees in connection with underwritten public offerings of securities; (iv) margin interest and operational fees and charges; (v) IRA fees; and (vi) any redemption fees, or other fees imposed in connection with transactions in such Non-Program Assets, whereby we and your FA may receive additional compensation on these Non-Program Assets. Other fees and charges associated with Non-Program Assets will be assessed on or about the transaction date or another date we determine.

We or our affiliates may receive additional compensation in connection with cash and cash alternatives held in the Account. The other compensation we receive may include, but is not limited to, administrative fees based on assets invested in money market funds used for cash sweep purposes.

Mutual fund payments. If applicable, as a shareholder of a mutual fund, closed-end fund or ETF, you will bear a proportionate share of the fund’s expenses, including investment management fees paid to the fund’s investment adviser, in addition to fees paid to WFA.

Mutual Funds and money market funds traded as part of the advisory Program are purchased at net asset value. We and/or any of our affiliates may receive additional compensation from mutual funds for the execution of purchases of fund shares or the performance of clearance, settlement, custodial, or other ancillary functions (for example, recordkeeping, sub-accounting, shareholder communications, administrative, and similar services provided to a fund for your benefit and that of other clients). We may collect such fees directly or indirectly and may pay any such fees to your FA. The fees we receive vary, depending on the percentage paid pursuant to the Fund’s Rule 12b-1 plan, or the agreement we or our affiliate may have made with the fund. The fees described in this paragraph will not exceed a maximum of 0.55% per year of the value of the assets invested in a fund, and may include a fixed charge not to exceed $20 per shareholder account with the fund. You understand and agree to the payment of this compensation from mutual funds. With the exception of these fees, neither we nor any of our affiliates receives any charges, fees, discounts, penalties, or adjustments in connection with the purchase, holding, exchange, termination, or sale of shares of the affiliated funds.

Mutual funds managed by WFA or our affiliates will receive fees that are greater, in the aggregate, than what they would have received if the selected fund was not affiliated with WFA. WFA does not receive any separate or direct benefit, other than its normal and stated fees, if you select a fund affiliated with WFA.

In the case of ERISA Accounts, any fees described above that are paid to us, an affiliate or other such person will be credited against the fees due from you under this Agreement.

Alternative investment payments. As described in the relevant Private Placement Memorandum or offering document, which you should read before investing, investments in alternative investments are subject to other fees and expenses. In addition, WFA or its affiliates may receive compensation in the form of management of administrative fees from certain alternative investments available through the Program. The fees payable to WFA pursuant to this Agreement are unrelated to, and will not be altered as a result of, any fees paid by alternative investments to WFA or its affiliates. Fees and expenses charged by the alternative investments, including fees paid to WFA and its affiliates, ultimately are borne by you as an investor in the alternative investments.

Auction rate securities. Program fees will be applied to certain closed-end funds and municipal bonds, which are bought and sold at auctions held at predetermined intervals. In addition to the Program fee, WFA and its affiliates also receive a service charge or other compensation for participating in auctions of auction rate closed-end funds and municipal bonds. This service charge or other compensation, a portion of which may be paid to your Financial Advisor, is described generally in the relevant prospectus or offering documents.

7.     SECURITIES TRANSFERS

Subject to the discretion of and acceptance by WFA and/or the applicable Manager, you may transfer securities into your Account.

You understand that fees will be charged on transferred securities, which may have previously incurred transaction or other costs. WFA and/or the applicable Manager are not responsible for any actions undertaken by a broker-dealer or investment adviser prior to the transfer and you agree to hold WFA and/or the applicable Manager harmless and indemnify WFA and/or the applicable Manager from any and all liability, loss, or damages arising directly or indirectly from any actions taken prior to the transfer of such securities into your Account. In addition, you understand that a WFA and/or applicable Manager may sell, liquidate or otherwise dispose of some or all of the securities transferred into the Account pursuant to the discretion of WFA and/or the Manager. You authorize WFA, at our discretion, to convert existing mutual funds in your Account to any available institutional share or advisory program share class (“Advisory Share Class”) without your prior consent.

8.     TERMINATION

You or we may terminate an Advisory Program Account by notifying the other party in writing of the Advisory Program Account to be terminated and termination will become effective upon the receipt of the notice. If an Advisory Program Account is terminated, we will make a pro-rata refund to you of fees paid to us pursuant to this Agreement for the period after the date of effectiveness of such termination through the end of the then current fee period, less reasonable start-up costs. However, termination will not affect either your or our responsibilities under this agreement for previously initiated transactions or for balances due in the Advisory Program Account upon termination. Upon termination we will have no further obligation to act for or advise the Advisory Program Account, and normal brokerage fees and charges will apply to the Account.

To the extent applicable, upon termination of an Advisory Program Account, you may, but you are not required to, request us to liquidate the Advisory Program Account. If you request us to liquidate the Advisory Program Account, we will do so in an orderly and efficient manner. There will be no charge by us for such liquidation; however, you should be aware that certain unit investment trusts and mutual funds impose redemption fees in certain circumstances as stated in each trust or fund prospectus. You must keep in mind that the decision to liquidate securities, unit investment trusts, or mutual funds may result in tax consequences that should be discussed with your tax advisor.

Upon termination of the Account or transfer of the Advisory Share Class into a WFA retail brokerage account, you authorize us to revert, at our discretion, the Advisory Share Class to the mutual fund’s primary share class, typically A shares, without incurring a commission or load without your prior consent. You understand that the primary share class generally has higher operating expenses than the Advisory Share Class, which may negatively affect your performance. Factors that may affect the liquidation of your Advisory Program Account would be size and type of issues, liquidity of the market, and market makers’ abilities.

Should the necessary securities markets be unavailable and trading suspended, efforts to trade will be done as soon as possible following their reopening. We are not responsible for market fluctuations in your Advisory Program Account from time of written notice until complete liquidation. All efforts will be made to process the liquidation in an efficient and timely manner. Your Advisory Program Account will terminate upon notification of your death.

Certain mutual fund shares may be required to be redeemed as part of the Account termination, as stated in their prospectus.

9.     RISK ACKNOWLEDGMENT

You acknowledge that past performance is no guarantee of future results to the Advisory Program Account and that all data provided by us may not be free from error or inaccuracies. All trading done in the Advisory Program Account is subject to market risk and investment performance of any kind can never be guaranteed. We make no representations or warranty under this Agreement with respect to the present or future level of risk or volatility in the Advisory Program Account, or future performance or activities.

10.    OTHER CLIENTS; LIABILITY

We are under no obligation to effect any transaction for the Advisory Program Account that we believe to be improper. We are engaged in a wide range of securities services. We and/or your Manager may also give advice and take action in the performance of our duties to other clients that differ from the advice we give you. Or the timing and nature of actions we take may differ, which may cause the Account to receive higher or lower execution prices than such other accounts. Additionally, we may be limited in our ability to divulge or act upon certain information we possess as a result of investment banking activities or other confidential sources.

11.    OUR REPRESENTATIONS

We represent that we are an investment adviser registered under the Investment Advisers Act of 1940, as amended, and that we are authorized and empowered to enter into this Agreement.

12.   IMPORTANT INFORMATION FOR INVESTMENT ADVISORY ACCOUNTS OWNED BY NON-NATURAL PERSONS

For accounts that are beneficially owned by non-natural persons, please note that Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC (collectively “WFA”) will not provide investment advisory services to certain trusts or other legal entities that meet the definition of a “Covered Fund” under the Volcker Rule (17 C.F.R. Part 255).

Unless you notify us promptly to the contrary, WFA will assume that the beneficial owner of this account(s) does not meet the definition of an “investment company,” as defined in the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.) nor the definition of a “commodity pool” under section 1a(10) of the Commodity Exchange Act (7 U.S.C. 1a(10)). Furthermore, you agree to notify your Financial Advisor immediately if the beneficial owner of this account ever meets the definition of an “investment company” or “commodity pool,” and we will convert the account to a brokerage account where customary brokerage charges and fees will apply.

For the purposes of this section, the term “investment company” means an issuer that (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; (ii) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (iii) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. A commodity pool means any investment trust, syndicate, or similar form of enterprise operated for the purpose of trading in commodity interests, including any (i) commodity for future delivery, security futures product, or swap; (ii) agreement, contract, or transaction described in certain foreign currency futures or certain retail commodity transactions; (iii) certain commodity options; or (iv) certain leverage transactions.

13.   EFFECTIVE DATE OF AGREEMENT; ACTIVATING YOUR ADVISORY PROGRAM ACCOUNT

This Agreement will not be effective as to any particular Advisory Program Account until accepted by us. Further, in the event you select a new Advisory Program by providing verbal authorization to your Financial Advisor, this Agreement will not be effective as to the new Advisory Program until our acceptance of your instruction. Preliminary discussions or recommendations that occur before the effective date of this Agreement as to any particular Advisory Program are not intended as investment advice and should not be relied on as such.

By signing this Agreement, you acknowledge receipt of the Disclosure Document relating to your particular Advisory Program Account.

If you have not yet received the applicable Disclosure Document, you understand that we will deliver the applicable Disclosure Document prior to the effectiveness of this Agreement with respect to the corresponding Advisory Program Account.

We reserve the right to refuse for any reason to open any Advisory Program Account. No Advisory Program Account shall become active until you have provided us with the information, funds, and securities necessary to commence activity within your Advisory Program Account. Your request to begin services under this Agreement is not considered a market order, since both WFA and/or your Manager require time to process your request. We will, however, make every effort to process your request promptly.

We and/or your Manager will comply with any reasonable instructions given by you (in writing) concerning management of an Advisory Program Account. Reasonable instructions given by you may include prohibitions with respect to the purchase or sale of particular securities or types of securities. If your instructions are unreasonable, or we believe that the instructions are inappropriate for you, we will notify you that, unless the instructions are modified, we may cancel the Account. You understand that you will not be able to provide instructions that prohibit or restrict the investment adviser of a mutual fund or ETF with respect to the purchase or sale of specific securities or types of securities within the fund.

14.   AMENDMENT

This Agreement may not be modified or amended by you except through written amendment signed by WFA and you, provided however, that we may permit you, at our sole discretion, to move to certain Advisory Programs or change certain Advisory Program features without the need to open a new Advisory Account or sign a new Agreement. In such event, we will send you a confirmation letter reflecting your selection of the new Advisory Program in writing. WFA may amend this Agreement at any time upon fifteen days’ written notice to you. Your continued use of the services indicates your agreement to the modified terms.

15.   LEGAL PROCEEDINGS

With respect to the securities held in the Account, or the issuer of securities, which become the subject of legal proceedings, including rights or tender offers, bankruptcy, or a class action lawsuit, you direct us to forward information related to such legal proceedings directly to you. WFA and/or the Manager will not be obligated to render any advice or take any action with respect to legal proceedings. Our sole obligation will be to forward such information within a reasonable period of time to you and act on any instructions we receive from you.

16.   PLEDGE, VOTE, ACT AS SECURITY HOLDER

You will retain (i) the ability to withdraw or pledge any securities in the Account; (ii) the right to vote securities or to delegate the voting authority, and to revoke such delegation, to another person; and (iii) the right to proceed directly as a security holder against the issuer of any security in your Account without having to join any person involved in the operation of an Advisory Program as a condition precedent to proceeding against the issuer.

17.   ERISA MATTERS

If an Account is established on behalf of an employee benefit plan subject to the provisions of ERISA, solely with respect to Accounts in a Discretionary Program, then we acknowledge that we are a “fiduciary” (as that term is defined in ERISA) with respect to your Account, but only to the extent of our responsibilities under this Agreement and only with respect to monies or other property actually received by us on your behalf. The person executing this Agreement on your behalf hereby represents that it is a “named fiduciary” as that term is defined in ERISA, with respect to the control or management of the assets of the Plan or Account and that it is empowered to appoint an “investment manager,” as that term is defined in ERISA, with respect to the assets of the Account.

The fiduciary representative(s) of any client who completes the Account Application acknowledge that they have reviewed and approved the Account Application and represents that it is consistent with the plan and related trust agreement. You, and the person executing this Agreement on your behalf, represent that you have specifically considered the role that the investment strategy and course of action contemplated by this Agreement will play in your investment portfolio as a whole, including consideration of (i) the risk of loss and the opportunity for gain (or other return) associated with the investment strategy and investment course of action; (ii) the composition of your investment portfolio with regard to diversification; (iii) the liquidity and current return of your investment portfolio relative to your anticipated cash flow requirements; and (iv) the projected return on your investment portfolio relative to your investment objectives. You acknowledge and agree that WFA will rely on this representation in performing our duties under this Agreement.

For non-Discretionary Advisory Programs and Private Advisor Network, you understand and acknowledge that WFA will not be acting as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or the Internal Revenue Code of 1986, as amended. You represent and agree that WFA recommendations will not serve as a primary basis for investment decisions for the Account(s).

You approve the investment of Account assets in mutual funds, including mutual funds advised, administered, or distributed by WFA or the Manager, WFA or an affiliate of WFA or a Manager (“affiliated funds”), and you approve the investment advisory and other fees paid by each such affiliated fund in relation to the fees paid by the plan under this Agreement. You acknowledge receipt of the current prospectus issued by each affiliated fund and give your approval on the basis of the information contained in the prospectus. We agree that such affiliated fund investments will be made in conformity with the provisions set forth in the United States Department of Labor’s Prohibited Transaction Class Exemption 77-4.

To the extent that bonding is required pursuant to ERISA section 412, you agree to obtain and maintain for the period of this Agreement any bond required pursuant to section 412 of ERISA or any other applicable law and to include within the coverage of the bond WFA and any of WFA’s officers, directors and employees whose inclusion is required by law. You agree to promptly provide WFA with appropriate documents evidencing this coverage upon request.

Other Tax-Favored Account: You hereby represent and warrant that the person executing this Agreement on behalf of the Account or plan, as the case may be, is either the Account owner or appropriate fiduciary to enter into this Agreement on behalf of the Account or plan and that it will notify WFA if its status or authority should change.

Addendum to Wells Fargo Bank, N.A. Custody Agreement

1.	Paragraph 8 of the Custody Agreement is deleted and replaced with the following:

Authorized Persons. The Owner will give a notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures of persons authorized to give Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”), which notice shall be signed by any two Authorized Persons previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Owner to the contrary. The initial Authorized Persons are set forth on Schedule A attached hereto and made a part hereof (as such Schedule A may be modified from time to time by written notice from the Owner to the Custodian); and the Owner hereby represents and warrants that the true and accurate specimen signatures of such initial Authorized Persons are set forth on Schedule A.

2.	The Custody Agreement is hereby amended to add the following provisions:

Segregation. All securities and non-cash property held by the Custodian, as applicable, for the account of the Owner (other than securities maintained in a Securities Depository or Securities System) shall be physically segregated from other securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

No Power to Hypothecate or Pledge. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments except pursuant to the direction of the Owner under terms of the Agreement.

Release of Securities.

(a)	The Custodian shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, securities of the Owner held by the Custodian, its agents or its sub-custodian from time to time upon receipt of Instructions (which shall, among other things, specify the securities to be released, with such delivery and other information as may be necessary to enable the Custodian to perform (including the delivery method)), which may be standing instructions (in form acceptable to the Custodian), in the following cases:
	(i)	upon sale of such securities by or on behalf of the Owner, and such sale may, unless and except to the extent otherwise directed by Instructions, be carried out by the Custodian:
			(A)	in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or
			(B)	in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;
		(ii)	upon the receipt of payment in connection with any repurchase agreement related to such securities;

(iii)	to a depositary agent in connection with tender or other similar offers for such securities;
(iv)	to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodian);
(v)	to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodian or their nominees, or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;
(vi)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement (unless otherwise directed by Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian);
(vii)	in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodian); and/or
(viii)	for any other purpose, but only upon receipt of Instructions and an officer’s certificate signed by an officer of the Owner (which officer shall not have been the Authorized Person providing the Instructions) stating (i) the specified securities to be delivered, (ii) the purpose for such delivery, (iii) that such purpose is a proper corporate purpose and (iv) naming the person or persons to whom delivery of such securities shall be made, and attaching a certified copy of a resolution of the board of directors of the Owner or an authorized committee thereof approving the delivery of such Instructions.

Deposits into Securities System. The Custodian may deposit and/or maintain securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)	The Custodian may keep domestic securities in a U.S. Securities System; provided that such securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;
(b)	The records of the Custodian with respect to securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Owner;
(c)	The Custodian shall provide to the Owner copies of all notices received from the U.S. Securities System of transfers of securities for the account of the Owner;

and
(d)	Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Owner for any direct loss, damage, cost, expense, liability or claim to the Owner resulting from use of any U.S. Securities System (other than to the extent resulting from the gross negligence, misfeasance or misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

Defined Terms.

“Instructions” means instructions (including trade confirmations) received by the Custodian in form acceptable to it, from the Owner, or any person duly authorized by the Owner, by any of the following means:

(a)          in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)          by electronic mail from an Authorized Person;

(c)          in tested communication;

(d)          in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(e)          such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).